Execution Version

Published CUSIP Number: [23338DAH9]

Revolving Credit CUSIP Number: [23338DAK2]

Term Loan CUSIP Number: [23338DAJ5]

$600,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 2, 2014,

by and among

DXP ENTERPRISES, INC.,
as US Borrower,

DXP CANADA ENTERPRISES LTD.,
as Canadian Borrower,

the Lenders referred to herein,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

a Swingline Lender and an Issuing Lender

BANK OF AMERICA, N.A.,

as Syndication Agent

COMPASS BANK,

as Documentation Agent

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Sole Bookrunner

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1	ARTICLE I DEFINITIONS

1	SECTION 1.1 Definitions

33	SECTION 1.2 Other Definitions and Provisions

33	SECTION 1.3 Accounting Terms

33	SECTION 1.4 UCC Terms

33	SECTION 1.5 Rounding

33	SECTION 1.6 References to Agreement and Laws

34	SECTION 1.7 Times of Day

34	SECTION 1.8 Letter of Credit Amounts

34	SECTION 1.9 Guarantees

34	SECTION 1.10 Alternative Currency Matters

35	ARTICLE II REVOLVING CREDIT FACILITY

35	SECTION 2.1 Revolving Credit Loans

35	SECTION 2.2 Swingline Loans

37	SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans

38	SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans

39	SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment

40	SECTION 2.6 Termination of Revolving Credit Facility

40	ARTICLE III LETTER OF CREDIT FACILITY

40	SECTION 3.1 L/C Commitment

41	SECTION 3.2 Procedure for Issuance of Letters of Credit

41	SECTION 3.3 Commissions and Other Charges

41	SECTION 3.4 L/C Participations

42	SECTION 3.5 Reimbursement Obligation of the US Borrower

43	SECTION 3.6 Obligations Absolute

43	SECTION 3.7 Effect of Letter of Credit Application

43	SECTION 3.8 Resignation of Issuing Lenders

44	SECTION 3.9 Reporting Letter of Credit Information and L/C Commitment

44	ARTICLE IV TERM LOAN FACILITY

44	SECTION 4.1 Initial Term Loan

44	SECTION 4.2 Procedure for Advance of Initial Term Loan

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44	SECTION 4.3 Repayment of Initial Term Loans

46	SECTION 4.4 Prepayments of Term Loans

48	ARTICLE V GENERAL LOAN PROVISIONS

48	SECTION 5.1 Interest

51	SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans

51	SECTION 5.3 Fees

52	SECTION 5.4 Manner of Payment

53	SECTION 5.5 Evidence of Indebtedness

53	SECTION 5.6 Sharing of Payments by Lenders

54	SECTION 5.7 Administrative Agent’s Clawback

55	SECTION 5.8 Changed Circumstances

57	SECTION 5.9 Indemnity

57	SECTION 5.10 Increased Costs

58	SECTION 5.11 Taxes

62	SECTION 5.12 Mitigation Obligations; Replacement of Lenders

63	SECTION 5.13 Incremental Loans

65	SECTION 5.14 Cash Collateral

66	SECTION 5.15 Defaulting Lenders

69	SECTION 5.16 US Borrower as Agent for Canadian Borrower

69	ARTICLE VI CONDITIONS OF CLOSING AND BORROWING

69	SECTION 6.1 Conditions to Closing and Initial Extensions of Credit

73	SECTION 6.2 Conditions to All Extensions of Credit

73	ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

73	SECTION 7.1 Organization; Power; Qualification

74	SECTION 7.2 Ownership

74	SECTION 7.3 Authorization; Enforceability

74	SECTION 7.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc

74	SECTION 7.5 Compliance with Law; Governmental Approvals

75	SECTION 7.6 Tax Returns and Payments

75	SECTION 7.7 Intellectual Property Matters

75	SECTION 7.8 Environmental Matters

75	SECTION 7.9 Employee Benefit Matters

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76	SECTION 7.10 Margin Stock

76	SECTION 7.11 Government Regulation

77	SECTION 7.12 Material Contracts

77	SECTION 7.13 Employee Relations

77	SECTION 7.14 Financial Statements

77	SECTION 7.15 No Material Adverse Change

77	SECTION 7.16 Solvency

77	SECTION 7.17 Title to Properties

77	SECTION 7.18 Litigation

78	SECTION 7.19 Anti-Terrorism; Anti-Money Laundering

78	SECTION 7.20 Senior Indebtedness Status

78	SECTION 7.21 Disclosure

78	ARTICLE VIII AFFIRMATIVE COVENANTS

78	SECTION 8.1 Financial Statements and Budgets

79	SECTION 8.2 Certificates; Other Reports

80	SECTION 8.3 Notice of Litigation and Other Matters

81	SECTION 8.4 Preservation of Corporate Existence and Related Matters

81	SECTION 8.5 Maintenance of Property and Licenses

81	SECTION 8.6 Insurance

82	SECTION 8.7 Accounting Methods and Financial Records

82	SECTION 8.8 Payment of Taxes and Other Obligations

82	SECTION 8.9 Compliance with Laws and Approvals

82	SECTION 8.10 Environmental Laws

82	SECTION 8.11 Compliance with ERISA

83	SECTION 8.12 Visits and Inspections

83	SECTION 8.13 Additional Subsidiaries and Collateral

84	SECTION 8.14 Use of Proceeds

85	SECTION 8.15 Further Assurances

85	SECTION 8.16 [Intentionally Omitted]

85	ARTICLE IX NEGATIVE COVENANTS

85	SECTION 9.1 Indebtedness

87	SECTION 9.2 Liens

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87	SECTION 9.3 Investments

88	SECTION 9.4 Fundamental Changes; Lines of Business

89	SECTION 9.5 Asset Dispositions

89	SECTION 9.6 Restricted Payments

90	SECTION 9.7 Transactions with Affiliates

90	SECTION 9.8 Restrictive Agreements

91	SECTION 9.9 Sale and Leaseback Transactions

91	SECTION 9.10 Hedge Agreements

91	SECTION 9.11 Amendments of Other Documents

91	SECTION 9.12 Financial Covenants

91	ARTICLE X DEFAULT AND REMEDIES

91	SECTION 10.1 Events of Default

93	SECTION 10.2 Remedies

94	SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc

94	SECTION 10.4 Crediting of Payments and Proceeds

96	SECTION 10.5 Administrative Agent May File Proofs of Claim

96	SECTION 10.6 Credit Bidding

97	ARTICLE XI THE ADMINISTRATIVE AGENT

97	SECTION 11.1 Appointment and Authority

97	SECTION 11.2 Rights as a Lender

98	SECTION 11.3 Exculpatory Provisions

99	SECTION 11.4 Reliance by the Administrative Agent

99	SECTION 11.5 Delegation of Duties

99	SECTION 11.6 Resignation or Removal of Administrative Agent

100	SECTION 11.7 Non-Reliance on Administrative Agent and Other Lenders

101	SECTION 11.8 No Other Duties, etc

101	SECTION 11.9 Collateral and Guaranty Matters

102	SECTION 11.10 Secured Hedge Agreements and Secured Cash Management Agreements

102	ARTICLE XII MISCELLANEOUS

102	SECTION 12.1 Notices

104	SECTION 12.2 Amendments, Waives and Consents

106	SECTION 12.3 Expenses; Indemnity

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108	SECTION 12.4 Right of Setoff

108	SECTION 12.5 Governing Law; Jurisdiction, Etc

109	SECTION 12.6 Waiver of Jury Trial

109	SECTION 12.7 Reversal of Payments

110	SECTION 12.8 Injunctive Relief

110	SECTION 12.9 Accounting Matters

110	SECTION 12.10 Successors and Assigns; Participations

113	SECTION 12.11 Treatment of Certain Information; Confidentiality

114	SECTION 12.12 Performance of Duties

114	SECTION 12.13 All Powers Coupled with Interest

114	SECTION 12.14 Survival

115	SECTION 12.15 Titles and Captions

115	SECTION 12.16 Severability of Provisions

115	SECTION 12.17 Counterparts; Integration; Effectiveness; Electronic Execution

115	SECTION 12.18 Term of Agreement

116	SECTION 12.19 USA PATRIOT Act

116	SECTION 12.20 Independent Effect of Covenants

116	SECTION 12.21 Inconsistencies with Other Documents

116	SECTION 12.22 Amendment and Restatement; No Novation

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EXHIBITS
Exhibit A-1	-	Form of US Revolving Credit Note
Exhibit A-2	-	Form of Canadian Revolving Credit Note
Exhibit A-3	-	Form of US Swingline Note
Exhibit A-4	-	Form of Canadian Swingline Note
Exhibit A-5	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1.1(a)	-	Existing Letters of Credit
Schedule 1.1(b)	-	Commitments and Commitment Percentages
Schedule 1.1(c)	-	Subsidiary Guarantors
Schedule 7.1	-	Jurisdictions of Organization and Qualification
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.9	-	ERISA Plans
Schedule 7.13	-	Labor and Collective Bargaining Agreements
Schedule 7.17	-	Real Property
Schedule 7.18	-	Litigation
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments

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AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 2, 2014, by and among DXP ENTERPRISES, INC., a Texas corporation, as US Borrower, DXP CANADA ENTERPRISES LTD., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrowers have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Accounts” has the meaning assigned thereto in the UCC as in effect on the Closing Date.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the US Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Amended and Restated Credit Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

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“Applicable Designee” means any office, branch or Affiliate of a Revolving Credit Lender designated thereby from time to time with the consent of the Administrative Agent and the US Borrower (which such consents shall not be unreasonably withheld or delayed) to fund all or any portion of such Revolving Credit Lender’s Revolving Credit Commitment with respect to any Canadian Revolving Credit Loans under this Agreement.  Each Applicable Designee will be subject at all times to the terms and provisions of this Agreement.  Notwithstanding the designation by any Revolving Credit Lender of an Applicable Designee, the Borrowers and the Administrative Agent shall be permitted to deal solely and directly with such Revolving Credit Lender in connection with such Revolving Credit Lender’s rights and obligations under this Agreement, and no such designation shall relieve any such Revolving Credit Lender of its obligations hereunder.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Rate” means the corresponding percentages per annum as set forth below based on the Consolidated Leverage Ratio:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	LIBOR Rate and CDOR Rate +	Base Rate and Canadian Base Rate +
I	Less than 1.50 to 1.00	0.20%	1.25%	0.25%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.25%	1.50%	0.50%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.30%	1.75%	0.75%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.35%	2.00%	1.00%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.40%	2.25%	1.25%
VI	Greater than or equal to 3.50 to 1.00	0.45%	2.50%	1.50%

The Applicable Rate shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the US Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the US Borrower beginning with the fiscal quarter ending December 31, 2013 (each such date, a “Calculation Date”); provided that (i) the Applicable Rate shall be based on the Consolidated Leverage Ratio calculation provided to the Administrative Agent pursuant to Section 6.1(e)(iv) (subject to any adjustments specified therein) until the first Calculation

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Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the US Borrower preceding the applicable Calculation Date (provided that the Consolidated Leverage Ratio for the fiscal quarter ending December 31, 2013 shall be calculated after giving pro forma effect to the Transactions as if the Transactions had been consummated on the last day of such fiscal quarter), and (ii) if the US Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2(a) for the most recently ended fiscal quarter of the US Borrower preceding the applicable Calculation Date, the Applicable Rate from such Calculation Date shall be based on Pricing Level VI until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the US Borrower preceding such Calculation Date.  The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (A) this Agreement is in effect, (B) any Commitments are in effect, or (C) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (1) the US Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (2) the Applicable Rate for such Applicable Period shall be determined as if the Consolidated Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (3) the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(c) and 10.2 nor any of their other rights under this Agreement or any other Loan Document.  The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum, for the US Borrower and its Subsidiaries on a Consolidated basis, based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, of (i) eighty-five percent (85%) of Net Accounts Receivable, plus (ii) sixty-five percent (65%) of Net Inventory to (b) the aggregate outstanding amount of the Revolving Credit Outstandings on such date.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, any Equity Interests owned thereby) of any Credit Party or any Subsidiary thereof whether by sale, lease, transfer or otherwise, and any issuance of Equity Interests by any Subsidiary of the US Borrower to any Person that is not a Credit Party or any Subsidiary thereof.  The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the US Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, and (e) dispositions of Investments in cash and Permitted Investments.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“B27” means B27, LLC, a Delaware limited liability company.

“B27 Purchase Agreement” means that certain Purchase Agreement dated as of December 9, 2013, between the US Borrower, B27 and the other parties thereto, together with all exhibits, schedules and disclosure letters thereto.

“B27 Acquisition” means the acquisition by the US Borrower of one hundred percent (100%) of the Equity Interests of B27.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the US Borrower under Section 5.8 shall remain in effect, LIBOR plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Borrowers” means, collectively, the US Borrower and the Canadian Borrower.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Day” means:

(a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business;

(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market; and

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(c) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Canadian Revolving Credit Loan, any day that is a Business Day described in clause (a) and on which banks are open for business in London, England and Toronto, Canada.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Rate.

“Canadian AML Laws” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada), United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and any similar laws in effect in Canada from time to time.

“Canadian Base Rate” means at any time, the greater of (a) the Canadian Prime Rate and (b) except during any period of time during which a notice delivered to the US Borrower under Section 5.8 shall remain in effect, the annual rate of interest equal to the sum of (i) the CDOR Rate at such time plus (ii) one percent (1%) per annum; each change in the Canadian Base Rate shall take effect simultaneously with the corresponding change or changes in the Canadian Prime Rate or the CDOR Rate, as applicable.

“Canadian Base Rate Loan” means any Canadian Revolving Credit Loan or Canadian Swingline Loan bearing interest at a rate based upon the Canadian Base Rate as provided in Section 5.1(a).

“Canadian Borrower” means DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada.

“Canadian Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Canadian Credit Party, is a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Revolving Credit Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Canadian Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Canadian Collateral Agreement” means that certain Amended and Restated Canadian Collateral Agreement of even date herewith executed by the Canadian Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Canadian Secured Parties.

“Canadian Credit Parties” means, collectively, the Canadian Borrower and the Canadian Subsidiary Guarantors.

“Canadian Dollar” or “C$” means, at the time of determination, the lawful currency of Canada.

“Canadian Employee Benefit Plan” means any Canadian Pension Plan or Canadian Multiemployer Plan.

“Canadian Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Canadian Credit Party permitted under Article IX, is a Lender, an Affiliate of a Revolving Credit Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Revolving Credit Lender (including on the Closing Date), is a party to a Hedge Agreement with a Canadian Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Canadian Multiemployer Plan” means a “multi-employer pension plan” as defined by Canadian Pension Laws and registered in accordance with Canadian Pension Laws and as to which any Credit Party or any Subsidiary thereof is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years, and shall not include any Multiemployer Plan.

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“Canadian Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Canadian Revolving Credit Loans and Canadian Swingline Loans and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Canadian Credit Parties to the Revolving Credit Lenders, the applicable Swingline Lender or the Administrative Agent, in each case under any Loan Document, with respect to any Canadian Revolving Credit Loan and any Canadian Swingline Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Canadian Pension Laws” means the Income Tax Act (Canada) and any federal or provincial pension benefits standards legislation applicable to a Canadian Pension Plan or a Canadian Multiemployer Plan.

“Canadian Pension Plan” means any Canadian Employee Benefit Plan, other than a Canadian Multiemployer Plan, which is a “registered pension plan” as defined under Section 248(l) of the Income Tax Act (Canada) and which (a) is sponsored, maintained, funded, contributed to or required to be contributed to, or administered for the employees or former employees of any Credit Party or any Subsidiary thereof or (b) has at any time within the preceding six (6) years been sponsored, maintained, funded, contributed to or required to be contributed to, or administered for the employees or former employees of any Credit Party or any Subsidiary thereof, and shall not include any Pension Plan.

“Canadian Prime Rate” means the rate of interest publicly announced from time to time by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada (which such rate is not necessarily the most favored rate of the Canadian Reference Bank and the Canadian Reference Bank may lend to its customers at rates that are at, above or below such rate) or, if the Canadian Reference Bank ceases to announce a rate so designated, any similar successor rate designated by the Administrative Agent.

“Canadian Reference Bank” means any one or more of The Bank of Nova Scotia, Bank of Montreal, Royal Bank of Canada, The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce or National Bank of Canada, as the Administrative Agent may determine.

“Canadian Revolving Credit Loan” means any revolving loan denominated in Canadian Dollars made to the Canadian Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Canadian Revolving Credit Note” means a promissory note made by the Canadian Borrower in favor of a Revolving Credit Lender evidencing the Canadian Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Canadian Revolving Credit Sublimit” means the lesser of (a) $30,000,000 and (b) the Revolving Credit Commitment.

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“Canadian Secured Obligations” means, collectively, (a) the Canadian Obligations and (b) all existing or future payment and other obligations owing by any Canadian Credit Party under (i) any Secured Hedge Agreement with a Canadian Hedge Bank and (ii) any Secured Cash Management Agreement with a Canadian Cash Management Bank.

“Canadian Secured Parties” means, collectively, the Administrative Agent, the Revolving Credit Lenders, the Canadian Hedge Banks, the Canadian Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any Canadian Secured Obligations and, in each case, their respective successors and permitted assigns.

“Canadian Subsidiary” means any Subsidiary of the US Borrower that is organized under the laws of Canada or any province or territory thereof, including, without limitation, the Canadian Borrower.

“Canadian Subsidiary Guarantors” means, collectively, all direct and indirect Subsidiaries of the Canadian Borrower in existence on the Closing Date and described on Schedule 1.1(c) or which become a party to the Canadian Subsidiary Guaranty Agreement pursuant to Section 8.13.

“Canadian Subsidiary Guaranty Agreement” means that certain Amended and Restated Canadian Subsidiary Guaranty Agreement dated as of the date hereof executed by the Canadian Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Canadian Secured Parties.

“Canadian Swingline Loan” means any swingline loan denominated in Canadian Dollars made by the applicable Swingline Lender to the Canadian Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Canadian Swingline Note” means a promissory note made by the Canadian Borrower in favor of the applicable Swingline Lender evidencing the Canadian Swingline Loans made by the applicable Swingline Lender, substantially in the form attached as Exhibit A-4, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Canadian Swingline Sublimit” means the lesser of (a) $15,000,000 and (b) the Swingline Commitment.

“Capital Expenditures” means, with respect to the US Borrower and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of the US Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lenders, the Swingline Lenders or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund

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participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent, the applicable Issuing Lender and the applicable Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Lender and such Swingline Lender, as applicable.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any US Cash Management Bank or Canadian Cash Management Bank.

“CDOR Rate” means the rate of interest per annum determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances for a one month interest period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc.’s definitions, as amended, restated, supplemented or otherwise modified from time to time), or any successor page, as of 10:00 a.m. on such day (or if such day is not a Business Day, then on the immediately preceding Business Day) (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on the Reuters Screen CDOR Page on such day as contemplated, then the “CDOR Rate” on such day shall be calculated as the arithmetic average of the rates for a one month interest period applicable to Canadian Dollar bankers’ acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) which are also Revolving Credit Lenders (or, if there are no such Lenders, then the Canadian Reference Bank) as of 10:00 a.m. on such day (or if such day is not a Business Day, then on the immediately preceding Business Day).  Each calculation by the Lenders of the CDOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“CDOR Rate Loan” means a Canadian Revolving Credit Loan bearing interest at a rate determined by reference to the CDOR Rate.

“Change in Control” means:

(a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interest that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of the Voting Equity Interests of the US Borrower on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right) more than the lesser of (x) the amount of the Voting Equity Interests of the US Borrower beneficially owned by the Permitted Investors and (y) fifty percent (50%) of the Voting Equity Interests of the US Borrower or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the US Borrower shall not constitute Continuing Directors.  As used herein, (i) “Voting Equity Interests” means Equity Interests of the US Borrower entitled to vote for members of the board of directors (or equivalent governing body) of the US Borrower, (ii) “Continuing Directors” means the directors of the US Borrower on the Closing Date and each other director of the US Borrower, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of the US Borrower is recommended by at least 51% of the then Continuing Directors, and (iii) “Permitted Investors” means

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(b) David Little or his estate, any family member, relative (including spouses and former spouses of relatives, descendants and their spouses and former spouses) or heir of David Little, any entity controlled by any of such persons or any trust for the benefit of any of such Persons; or

(c) any event or series of events by which, at any time, the US Borrower shall fail to own, directly or indirectly, at least one hundred percent (100%) of the Equity Interests entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Canadian Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes payable during such period, (ii) Consolidated Interest Expense for such period, and (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such

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non-cash charges are reserved for cash charges to be taken in the future), (iv) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (v) (A) one-time cash commissions, fees or other expenses incurred in connection with the Transactions and, to the extent permitted hereunder, any Subordinated Indebtedness, Investments (including the B27 Acquisition) or Asset Dispositions, only to the extent that such cash commissions, fees or other expenses are incurred within six (6) months following the occurrence of the applicable transaction, and (B) integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation costs in connection with the B27 Acquisition or any Permitted Acquisition, only to the extent that such costs and expenses are incurred within twelve (12) months following the consummation of the applicable transaction; provided that the sum of all such amounts permitted pursuant to the foregoing clauses (b)(v)(A) and (B) for such period shall not exceed 5% of Consolidated EBITDA (prior to giving effect to this clause (b)(v)) for such period, (vi) write-down of cash expenses incurred in connection with the Existing Credit Agreement and (vii) extraordinary losses during such period (excluding extraordinary losses from discontinued operations) less (c) interest income and any extraordinary gains during such period.

For purposes of calculating Consolidated EBITDA for any period, if, at any time during such period, the US Borrower or any Subsidiary shall have (A) sold, divested or otherwise disposed of all or substantially all of the assets or Equity Interests of any Person or division, business unit, product line or line of business or (B) consummated any Permitted Acquisition, Consolidated EBITDA for such period shall be calculated (i) giving pro forma effect to such transaction as if such transaction occurred on the first day of such period, (ii) excluding all income statement items (whether positive or negative) attributable to the assets or Equity Interests that is subject to any such disposition made during such period, (iii) including all income statement items (whether positive or negative) attributable to the property or Equity Interests of such Person(s) acquired pursuant to any such Permitted Acquisition (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact) and (iv) without duplication of any other adjustments already included in the calculation of Consolidated EBITDA for such period, after giving effect to the pro forma adjustments with respect to such transaction; provided that in each case any such pro forma adjustments are (i) reasonably expected to be realized within twelve (12) months of such transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the US Borrower delivered to the Administrative Agent and (ii) calculated on a basis consistent with GAAP and Regulation S-X of the Exchange Act of 1934 (including with respect to pro forma adjustments for public company costs in connection with the Acquisition of any public company).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date minus Capital Expenditures during such period (excluding Acquisitions) minus tax expense paid by the US Borrower and its Subsidiaries on a Consolidated basis in cash during such period for taxes based on income minus the aggregate amount of Restricted Payments made pursuant to Section 9.6(e) to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, the sum of the following for such period determined on a Consolidated basis for the US Borrower and its Subsidiaries in accordance with GAAP (without duplication): (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments in respect of long term Indebtedness and (c) the current portion of Capital Lease Obligations.

“Consolidated Funded Indebtedness means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness (other than Indebtedness in respect of obligations under any undrawn letter of credit) of the US Borrower and its Subsidiaries.

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“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the US Borrower or any of its Subsidiaries with respect to interest rate Hedge Agreements.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the US Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the US Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the US Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the US Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the US Borrower or any of its Subsidiaries or is merged into or consolidated with the US Borrower or any of its Subsidiaries or that Person’s assets are acquired by the US Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the US Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes.

“Consolidated Net Worth” means the total shareholders’ equity of the US Borrower (on a Consolidated basis) disclosed in the most recently delivered financial statements of the US Borrower.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at the time such control agreement is executed.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the US Credit Parties and the Canadian Credit Parties.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, the Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the US Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the US Borrower, the Administrative Agent, any Issuing Lender or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the US Borrower, to confirm in writing to the Administrative Agent and the US Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the US Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the US Borrower, each Issuing Lender, each Swingline Lender and each Lender.

“Disclosed Transaction” means that certain proposed disposition by the US Borrower as disclosed to the Administrative Agent in that certain letter dated as of July 11, 2012.

“Disqualified Equity Interests” means any Equity Interests that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a)  matures or is mandatorily redeemable (other than solely for

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Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of the US Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the US Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar Amount” means, with respect to any sum expressed in Canadian Dollars, the amount of Dollars which is equivalent to the amount so expressed in Canadian Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.10(b)(iii)).

“Employee Benefit Plan” means any Pension Plan or Multiemployer Plan.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing (including through convertible securities but excluding debt securities convertible into or exchangeable for any of the foregoing).

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“Equity Issuance” means (a) any issuance by any Credit Party or any Subsidiary thereof of shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity, but excluding issuances to any Person holding Equity Interests in a non-wholly owned Subsidiary pursuant to the terms of any joint venture agreement) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Subsidiary thereof (other than contributions made by any such Person to any non-wholly owned Subsidiary pursuant to the terms of any joint venture agreement).  The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including the keepwell provisions in each applicable Guaranty Agreement).  If a Swap Obligation arises under a master agreement governing more than one swap, such extension shall apply only to a portion of such Swap Obligation that is attributable to swaps for which such guarantee or a security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed

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as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the US Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g), and (d) any United States federal withholding Taxes imposed under FATCA.  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by, or on behalf of, a Canadian Credit Party to any Recipient hereunder or under any other Loan Document.

“Existing Credit Agreement” means that certain Credit Agreement dated as of July 11, 2012 (as amended through the Closing Date), among the Borrowers, the lenders party thereto and Wells Fargo, as administrative agent.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the separate fee letter agreement dated September 6, 2013, among the US Borrower, the Administrative Agent and the Arranger.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Credit Party.

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“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any US Credit Party.

“Fiscal Year” means the fiscal year of the US Borrower and its Subsidiaries ending on December 31.

“Foreign Lender” means (a) with respect to the US Borrower, a Lender that is not a U.S. Person, and (b) with respect to the Canadian Borrower, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Canadian Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a US Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial

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statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreements” means, collectively, the US Subsidiary Guaranty Agreement, the Canadian Subsidiary Guaranty Agreement and the US Borrower Guaranty Agreement.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any hazardous substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender on the Closing Date is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Subsidiary” means, (a) as of the Closing Date, DXP Acquisition, Inc., Pelican State Supply Company, Inc., DXP Energy Services, LLC, Precision Industries De Mexico S DE RL DE CV,

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Int Precision Industries of Canada, Ltd, Force Engineered Products, Inc., DXP Investments, LLC, Quadna De Mexico, S.A. DE C.V., Quadna, A DXP Company, Precision Industries, Inc., Aledco, Inc., Austin & Denholm Industrial Sales Alberta, Inc., Sepco Industries, Inc., RA Mueller, Inc., Alaska Pump & Supply, Inc., C.R.S. Technologies Inc., Taylored Safety Services, Inc., Boots & Coots HSE Services LLC, BPW International, LLC, IFS International, LLC, B27 Engineered Pumps & Systems, DMCC and Integrated Flow Solutions West Africa, Ltd. and (b) thereafter, any Subsidiary that (i) had no more than 5% of the Consolidated total assets and generated no more than 5% of the Consolidated revenues of the US Borrower and its Subsidiaries as reflected in the most recent financial statements delivered pursuant to Section 8.1 prior to such date and (ii) has been designated as an “Immaterial Subsidiary” by the US Borrower in the manner provided below; provided that, if at any time, the total assets or total revenues of the Immaterial Subsidiaries, taken as a whole, as of the last day of the US Borrower’s most recently ended fiscal quarter shall be greater than 10% of the Consolidated total assets or 10% the Consolidated total revenues of the US Borrower and its Subsidiaries on such date, then the US Borrower shall take such actions necessary, including causing an Immaterial Subsidiary to become a Subsidiary Guarantor and grant security interests pursuant to Section 8.13, to ensure that the total assets and the total revenues of the remaining Immaterial Subsidiaries, taken as a whole, would not constitute greater than 10% of the Consolidated total assets or 10% of the Consolidated total revenues of the US Borrower and its Subsidiaries at such time.  The US Borrower may from time to time designate any Subsidiary (including a newly-created or newly-acquired Subsidiary) as an Immaterial Subsidiary by delivering to the Administrative Agent an officer’s certificate making such designation and confirming that (x) such Subsidiary meets the requirements set forth in this definition and (y) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.

“Incremental Increases” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).

“Incremental Term Loan Commitment” means the commitment of any Lender to make an Incremental Term Loan to the Borrower in accordance with Section 5.13.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b) all obligations to pay the deferred purchase price of property or services of any such Person (excluding all obligations under non-competition, earn-out or similar agreements and trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person);

(c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

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(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payable arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g) all obligations of any such Person in respect of Disqualified Equity Interests;

(h) all net obligations of such Person under any Hedge Agreements; and

(i) all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Term Loan” means the term loan made, or to be made, to the US Borrower by the Term Loan Lenders pursuant to Section 4.1.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Interest Period” has the meaning assigned thereto in Section 5.1(b).

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lenders” means (a) Wells Fargo, (b) solely with respect to Existing Letters of Credit issued by it for the benefit of B27, Bank of America, N.A. and (c) any other Revolving Credit Lender to the extent it has agreed, in its sole discretion, to act as an “Issuing Lender” hereunder and that has been approved in writing by the US Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld), in each case in its capacity as issuer of any Letter of Credit (including each Existing Letter of Credit) hereunder or any successor thereto.

“L/C Commitment” means the lesser of (a) $75,000,000 and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

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“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means the collective reference to all the Revolving Credit Lenders.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the standard form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.

“LIBOR” means,

(a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the relevant currency in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in the relevant currency in minimum amounts of at least $5,000,000 for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the relevant currency in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

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(c) Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Market Index Rate” means, for any day, the rate (rounded to the next higher 1/100 of 1%) for one (1) month deposits in Dollars as reported on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such day, provided, if such day is not a Business Day, then as so reported on the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of the Administrative Agent or any Secured Party in connection with this Agreement (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans, and “Loan” means any of such Loans.

“Material Adverse Effect”  means, with respect to the US Borrower and its Subsidiaries, (a) a material adverse effect on the operations, business assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of such Persons, taken as a whole, (b) a material impairment of the ability of any such Person to perform its obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Contract” means any written contract or agreement of any Credit Party or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their reasonable discretion.

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“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Accounts Receivable” means the book value of Accounts minus allowances for doubtful Accounts, determined in accordance with GAAP.

“Net Inventory” means the book value of inventory minus the LIFO allowance, determined in accordance with GAAP.

“Net Book Value” means cost minus accumulated depreciation.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Permitted Investments, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed or reasonably estimated to be payable to a Governmental Authority as a result of such transaction, (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting, investment banking fees, commissions and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of the US Borrower that is not a Subsidiary Guarantor.

“Notes” means the collective reference to the US Revolving Credit Notes, the US Swingline Note, the Canadian Revolving Credit Notes, the Canadian Swingline Note and the Term Loan Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, collectively, the Canadian Obligations and the US Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

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“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the US Borrower substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease Obligation.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet delinquent or are being contested in accordance with Section 8.8;

(b) landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in accordance with Section 8.8;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 10.1(m); and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the US Borrower or other Credit Party.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Participant” has the meaning assigned thereto in Section 12.10(d).

“Participant Register” has the meaning assigned thereto in Section 12.10(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

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“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates and shall not include any Canadian Pension Plan.

“Permitted Acquisition” means any Acquisition by any Borrower or any Subsidiary Guarantor if each such Acquisition meets all of the following requirements:

(a) no less than fifteen (15) Business Days prior to the proposed closing date of such Acquisition, the US Borrower shall have delivered written notice of such Acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such Acquisition;

(b) the Acquisition is not hostile;

(c) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.4;

(d) upon consummation of the Acquisition, the US Borrower shall comply with the applicable provisions of Section 8.13 within the time periods specified therein;

(e) no later than five (5) Business Days prior to the proposed closing date of such Acquisition, the US Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such Acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the US Borrower is in compliance on a pro forma basis (as of the proposed date of the Acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 9.12;

(f) no later than five (5) Business Days prior to the proposed closing date of such Acquisition the US Borrower, to the extent requested by the Administrative Agent, (i) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final definitive documentation in connection with such Permitted Acquisition, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete diligence information in connection with such Permitted Acquisition, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(g) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;

(h) the US Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such Acquisition if (i) the pro forma Consolidated Leverage Ratio (as of the proposed date of the Acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) is greater than or equal to 3.00 to 1.00 and (ii) the aggregate purchase consideration paid in connection with such Acquisition, together with all other Acquisitions (excluding the B27 Acquisition) consummated after the Closing Date during any

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(i) consecutive twelve (12) month period prior to such Acquisition, equals or exceeds 50% of Consolidated Net Worth;

(j) after giving effect to the Acquisition, at least $25,000,000 in availability shall exist under the Revolving Credit Facility; and

(k) the US Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such purchase or other Acquisition;

provided, however, if the consideration paid for such Acquisition (or series of related Acquisitions) does not exceed 10% of Consolidated Net Worth, then the US Borrower shall not be subject to the requirements set forth in clauses (e), (f), (i) or (j).

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, Canada or the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of Canada or the United States, as applicable), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any political subdivision thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 8.2.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of

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the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 12.10(c).

“Reimbursement Obligation” means the obligation of the US Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” ” means (a) any payment or prepayment of any Subordinated Indebtedness or (b) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the US Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the US Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the US Borrower or any of its Subsidiaries.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof

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(including, without limitation, Section 5.13).  The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date shall be $350,000,000.  The initial Revolving Credit Commitment of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment.  If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.  The Revolving Credit Commitment Percentage of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.13).

“Revolving Credit Facility Increase” has the meaning assigned thereto in Section 5.13(a)(ii).

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.  With respect to (a) each provision of this Agreement relating to the making or the repayment of any Canadian Revolving Credit Loan, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement and (d) reserves, capital adequacy or other provisions, each reference to a “Revolving Credit Lender” shall be deemed to include such Revolving Credit Lender’s Applicable Designee with respect to the portion of such Revolving Credit Lender’s Commitment funded by such Applicable Designee.

“Revolving Credit Loan” means, collectively, all US Revolving Credit Loans and all Canadian Revolving Credit Loans.

“Revolving Credit Maturity Date” means the earliest to occur of (a) January 2, 2019, (b) the date of termination of the entire Revolving Credit Commitment by the US Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

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“Sanctioned Country” means a country subject to a sanctions program under Canadian AML Laws or identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named (i) on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time or (ii) on a list established under Canadian AML laws with which a Canadian Person cannot deal with or otherwise engage in business transactions, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement; provided that, the “Secured Obligations” of a Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor.

“Secured Parties” means, collectively, the Canadian Secured Parties and the US Secured Parties.

“Security Documents” means the collective reference to the US Collateral Agreement, the Canadian Collateral Agreement, and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations or any such Person guarantees the payment and/or performance of the Secured Obligations.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means the collective reference to any unsecured Indebtedness incurred by the US Borrower or any of its Subsidiaries after the Closing Date (and any Guarantee thereof) that (a) does not mature, require any scheduled payment of principal, require any mandatory payment, redemption or repurchase or permit any payment, redemption or repurchase at the option of the holders

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thereof prior to the date that is six months after the latest of the maturity dates of all Term Loans or Commitments in effect at the time of issuance of such Indebtedness (other than a customary mandatory prepayment or mandatory offer to repurchase in connection with a change of control or asset sale that requires the prior payment in full of, and termination of all commitments with respect to, the Obligations) as a condition to such mandatory prepayment or mandatory offer to repurchase), (b) is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, and (c) contains terms that are not more restrictive than the corresponding provisions in this Agreement (when taken as a whole) and do not require the maintenance or achievement of any financial performance standards other than those that are not more restrictive than those contained in this Agreement.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the US Borrower.  Notwithstanding the foregoing, solely for purposes of Articles VII and X, Immaterial Subsidiaries shall not be considered “Subsidiaries” and the provisions contained in such Articles shall not apply to any Immaterial Subsidiary.

“Subsidiary Guarantors” means, collectively, the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Sweep Arrangement” has the meaning assigned thereto in Section 2.2(a).

“Swingline Commitment” means the lesser of (a) $40,000,000 and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lenders” means (a) with respect to US Swingline Loans, Wells Fargo in its capacity as US swingline lender hereunder or any successor thereto and/or (b) with respect to Canadian Swingline Loans, Royal Bank of Canada in its capacity as Canadian swingline lender hereunder or any successor thereto, as the context requires.

“Swingline Loan” mean, a US Swingline Loan or a Canadian Swingline Loan, as the context requires, and “Swingline Loans” means, collectively, all US Swingline Loans and all Canadian Swingline Loans.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the account of the US Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(b), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans.  The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Closing Date shall be $250,000,000.  The Term Loan Commitment of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Term Loan Lender on Schedule 1.1(b).

“Term Loan Facility” means the term loan facility established pursuant to Article IV (including any new term loan facility established pursuant to Section 5.13).

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means the first to occur of (a) January 2, 2019, or (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).

“Term Loan Note” means a promissory note made by the US Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-5, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans or Incremental Term Loans, as applicable, represented by the outstanding principal balance of such Term Loan Lender’s Term Loans or Incremental Term Loans, respectively.  The Term Loan Percentage of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).

“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the US Borrower in an aggregate amount in excess of an amount equal to five percent (5%) of Consolidated Net Worth: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the

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termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate, or (l) the termination of a Canadian Pension Plan, the issuance of a notice of intent to fully or partially terminate a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination, under Applicable Law, if the plan assets are not sufficient to pay all plan liabilities, or (m) the institution of proceedings to terminate, or the appointment of a trustee or replacement administrator with respect to, any Canadian Pension Plan by any applicable Governmental Authority under Applicable Law, or (n) any other event or condition which would constitute grounds under Canadian Pension Laws for the full or partial termination of, or the appointment of a trustee or replacement administrator to administer, any Canadian Pension Plan, or (o) the partial or complete withdrawal of any Credit Party from a Canadian Multiemployer Plan if withdrawal liability is asserted by such plan, or (p) any event or condition which results in the reorganization or insolvency of a Canadian Multiemployer Plan, or (q) any event or condition which results in the termination of a Canadian Multiemployer Plan or the institution by any Governmental Authority of proceedings to terminate a Canadian Multiemployer Plan.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Transactions” means, collectively, (a) the refinancing of Indebtedness outstanding under the Existing Credit Agreement, (b) the initial Extensions of Credit, (c) the financing of the B27 Acquisition and (d) the payment of the costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“US Borrower” means DXP Enterprises, Inc., a Texas corporation.

“US Borrower Guaranty Agreement” means that certain Amended and Restated US Borrower Guaranty Agreement of even date herewith executed by the US Borrower in favor of the Administrative Agent, for the ratable benefit of the Canadian Secured Parties.

“US Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a US Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a US Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“US Collateral Agreement” means that certain Amended and Restated US Collateral Agreement of even date herewith executed by the US Credit Parties in favor of the Administrative Agent, for the ratable benefit of the US Secured Parties and the Canadian Secured Parties.

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“US Credit Parties” means, collectively, the US Borrower and the US Subsidiary Guarantors.

“US Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a US Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a US Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“US Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans (other than the Canadian Revolving Credit Loans), (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders, the Issuing Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan (other than any Canadian Revolving Credit Loan) or any Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Revolving Credit Loans” means any revolving loan denominated in Dollars made to the US Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“US Revolving Credit Note” means a promissory note made by the US Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“US Secured Obligations” means, collectively, (a) the US Obligations and (b) all existing or future payment and other obligations owing by any US Credit Party under (i) any Secured Hedge Agreement with a US Hedge Bank and (ii) any Secured Cash Management Agreement with a US Cash Management Bank.

“US Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the US Hedge Banks, the US Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5, any other holder from time to time of any US Secured Obligations and, in each case, their respective successors and permitted assigns.

“US Subsidiary” means any Subsidiary of the US Borrower that is organized under the laws of the United States, any State thereof or the District of Columbia.

“US Subsidiary Guarantors” means, collectively, all US Subsidiaries in existence on the Closing Date and described on Schedule 1.1(c) or which become parties to the US Subsidiary Guaranty Agreement pursuant to Section 8.13.

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“US Subsidiary Guaranty Agreement” means that certain Amended and Restated US Subsidiary Guaranty Agreement of even date herewith executed by the US Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the US Secured Parties and the Canadian Secured Parties.

“US Swingline Loan” means any swingline loan denominated in Dollars made by the applicable Swingline Lender to the US Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“US Swingline Note” means a promissory note made by the US Borrower in favor of the applicable Swingline Lender evidencing the Swingline Loans made by the applicable Swingline Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Withholding Agent” means the US Borrower and the Administrative Agent.

SECTION 1.2    Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3    Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 12.9).  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the US Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

SECTION 1.4    UCC Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

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SECTION 1.5   Rounding.  Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6     References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7     Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

SECTION 1.8     Letter of Credit Amounts.

(a) Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (i) any permanent reduction of such Letter of Credit or (ii) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

(b) For purposes of Articles II, III and V, the applicable outstanding amount of all Letters of Credit denominated in Canadian Dollars and L/C Obligations in respect of Letters of Credit denominated in Canadian Dollars shall be deemed to refer to the Dollar Amount thereof.

SECTION 1.9     Guarantees.  Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

SECTION 1.10   Alternative Currency Matters.

(a) Covenant Compliance Generally.  For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the US Borrower and its Subsidiaries delivered pursuant to Section 8.1(a).  Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in

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(b) rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(c) Amount of Obligations.  Unless otherwise specified, for purposes of this Agreement, any determination of the amount of any outstanding Canadian Revolving Credit Loans, Canadian Swingline Loans or Canadian Obligations shall be based upon the Dollar Amount of such Canadian Revolving Credit Loans, Canadian Swingline Loans or Canadian Obligations.  For purposes of this Section 1.10, “Dollar Amount” means the amount of Dollars which is equivalent to the amount so expressed in the applicable currency, including, without limitation, Canadian Dollars, at the applicable spot exchange rate reasonably determined by the Administrative Agent to be available to it at the relevant time.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1 Revolving Credit Loans.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make (a) US Revolving Credit Loans to the US Borrower and (b) Canadian Revolving Credit Loans to the Canadian Borrower, in each case, from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the US Borrower or the Canadian Borrower, as applicable, in accordance with the terms of Section 2.3; provided, that (i)  the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate principal amount of all outstanding Canadian Revolving Credit Loans and Canadian Swingline Loans shall not exceed the Canadian Revolving Credit Sublimit.  Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.  Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2 Swingline Loans.

(a) Availability.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the applicable Swingline Lender agrees to make (a) US Swingline Loans to the US Borrower and (b) Canadian Swingline Loans to the Canadian Borrower, in each case, from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date; provided, that (i) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment, (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment and (iii) the aggregate principal amount of all outstanding Canadian Swingline Loans (after giving effect to any amount requested) shall not exceed the Canadian Swingline Sublimit.  Notwithstanding any provision herein to the contrary, each Swingline Lender and any Borrower may agree that the Swingline Facility may be used to automatically draw and repay Swingline Loans (subject to the limitations set forth herein) pursuant to cash management arrangements between such Borrower and such Swingline Lender (the “Sweep Arrangement”).   Principal and interest on Swingline Loans deemed requested pursuant to the

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(b) Sweep Arrangement shall be paid pursuant to the terms and conditions agreed to between the applicable Borrower and the applicable Swingline Lender (without any deduction, setoff or counterclaim whatsoever).  The borrowing and disbursement provisions set forth in Section 2.3 and any other provision hereof with respect to the timing or amount of payments on the Swingline Loans (other than Section 2.4(a)) shall not be applicable to Swingline Loans made and prepaid pursuant to the Sweep Arrangement.  Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Arrangement, the principal amount of the Swingline Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.

(c) Refunding.

(i) Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the applicable Swingline Lender.  Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages, in the applicable currency of the underlying Swingline Loan, and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent.  Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to any Swingline Lender upon demand by such Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made.  No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii) The applicable Borrower shall pay to the any Swingline Lender on demand the amount of such Swingline Loans made to such Borrower to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded.  If not demanded by such Swingline Lender, each Canadian Swingline Loan shall be repaid by the Canadian Borrower on the date that is five (5) Business Days after such Canadian Swingline Loan is made.  In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained by such Borrower with such Swingline Lender (up to the amount available therein) in order to immediately pay such Swingline Lender the amount of such Swingline Loans made to such Borrower to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded.  If any portion of any such amount paid to any Swingline Lender shall be recovered by or on behalf of any Borrower from such Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of such Borrower pertains to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii) Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI.  Further, each Revolving

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(iv) Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(h) or (i) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan.  Each Revolving Credit Lender will immediately transfer to the applicable Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof such Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount.  Whenever, at any time after any Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in such Swingline Loan, such Swingline Lender receives any payment on account thereof, such Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).

(d) Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a) Requests for Borrowing.  The applicable Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each US Swingline Loan, (ii) at least one (1) Business Day before each Canadian Base Rate Loan and each Canadian Swingline Loan and (iii) at least three (3) Business Days before each LIBOR Rate Loan and each CDOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans and Canadian Revolving Credit Loans (other than Canadian Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to LIBOR Rate Loans, in an aggregate principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $25,000 or a whole multiple of $25,000 in excess thereof, (C) whether such Loan is to be a US Revolving Credit Loan, Canadian Revolving Credit Loan, US Swingline Loan or Canadian Swingline Loan, (D) in the case of a US Revolving Credit Loan, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (E) in the case of a Canadian Revolving Credit Loan, whether the Loans are to be CDOR Rate Loans or Canadian Base Rate Loans, and (F) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.  A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.

(b) Disbursement of Revolving Credit and Swingline Loans.  Not later than (i) 1:00 p.m. on the proposed borrowing date, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the US Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent (in Dollars), such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the US Revolving Credit Loans to be made on such borrowing date, (ii) 11:00 a.m. on the proposed borrowing date, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Canadian Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent (in Canadian Dollars), such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Canadian Revolving Credit Loans to be made on such borrowing date and (iii) 1:00 p.m. on the proposed borrowing date, the applicable Swingline Lender will make available to the Administrative Agent, for the account of the

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(c) applicable Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent (in the applicable currency), the Swingline Loans to be made on such borrowing date.  Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by such Borrower to the Administrative Agent or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time.  Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan.  Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a) Repayment on Termination Date.  Each Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans made to such Borrower in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans made to such Borrower in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments.

(i) If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the US Borrower agrees to repay within one (1) Business Day following receipt of notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Revolving Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding US Swingline Loans, second, to the principal amount of outstanding Canadian Swingline Loans, third to the principal amount of outstanding US Revolving Credit Loans, fourth, to the principal amount of outstanding Canadian Revolving Credit Loans and fifth, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied, upon the occurrence and during the continuance of an Event of Default, in accordance with Section 10.2(b)); provided that if the US Borrower is required to make a payment of Cash Collateral pursuant to the terms of this Section 2.4(b) as a result of any such excess, such amount (to the extent not applied in accordance with Section 10.2(b)) shall be returned to the US Borrower within three Business Days after such excess ceases to exist.

(ii) If at any time the Canadian Revolving Credit Loans and the Canadian Swingline Loans outstanding at such time exceed the Canadian Revolving Credit Sublimit, the Canadian Borrower agrees to repay within one (1) Business Day following receipt of notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Revolving Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Canadian Swingline Loans and second to the principal amount of outstanding Canadian Revolving Credit Loans.

(iii) If at any time the Canadian Swingline Loans outstanding at such time exceed the Canadian Swingline Sublimit, the Canadian Borrower agrees to repay within one (1) Business

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(iv) Day following receipt of notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied to the principal amount of outstanding Canadian Swingline Loans.

(c) Optional Prepayments.  The Borrowers may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each US Swingline Loan, (ii) at least one (1) Business Day before each Canadian Revolving Credit Loan and (iii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Canadian Base Rate Loans, CDOR Rate Loans, US Swingline Loans, Canadian Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans and Canadian Revolving Credit Loans (other than Canadian Swingline Loans), $3,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and $25,000 or a whole multiple of $25,000 in excess thereof with respect to Swingline Loans.  A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.  Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated or is otherwise delayed (provided that the failure of such contingency or such delay shall not relieve any Borrower from its obligations in respect thereof under Section 5.9).

(d) Prepayment of Excess Proceeds.  In the event proceeds remain after the prepayments of Term Loan Facility pursuant to Section 4.4(b), the amount of such excess proceeds shall be used on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment, with remaining proceeds, if any, refunded to the Borrower.

(e) Limitation on Prepayment of LIBOR Rate Loans.  No Borrower may prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(f) Hedge Agreements.  No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrowers’ obligations under any Hedge Agreement entered into with respect to the Loans.

SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction.  The US Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree), to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.  Any reduction of the Revolving Credit Commitment shall be

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(b) applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage.  All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.  No such reduction in the Revolving Credit Commitments shall reduce the Canadian Revolving Credit Sublimit, the Swingline Commitment, the Canadian Swingline Sublimit or the L/C Commitment (except as set forth in each respective definition).

(c) Corresponding Payment.  Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the US Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess; provided that if the US Borrower is required to make a payment of Cash Collateral pursuant to the terms of this Section 2.5(b) as a result of any such excess, such amount (to the extent not applied in accordance with Section 10.2(b)) shall be returned to the US Borrower within three (3) Business Days after such excess ceases to exist.  Such Cash Collateral shall be applied in accordance with Section 10.2(b).  Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral reasonably satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility.  If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

SECTION 2.6 Termination of Revolving Credit Facility.  The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1    L/C Commitment.

(a) Availability.  Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), each Issuing Lender agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the US Borrower or any Subsidiary thereof on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender in its reasonable discretion; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment.  Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $25,000 or Canadian Dollars in a minimum amount of C$25,000 (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) be a standby letter of credit issued to support obligations of the US Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no

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(b) later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to ISP98, as set forth in the Letter of Credit Application or as reasonably determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York.  No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law or if an Event of Default has occurred and is continuing.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(c) Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 3.2 Procedure for Issuance of Letters of Credit.  The US Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request.  Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the US Borrower.  The applicable Issuing Lender shall promptly furnish to the US Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

SECTION 3.3 Commissions and Other Charges.

(a) Letter of Credit Commissions.  Subject to Section 5.15(a)(iii)(B), the US Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission in Dollars with respect to each Letter of Credit in the amount equal to the daily Dollar Amount available to be drawn under such Letter of Credit times the Applicable Rate with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis).  Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.  The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.

(b) Issuance Fee.  In addition to the foregoing commission, the US Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender, an issuance fee in Dollars with respect to the Dollar Amount of each Letter of Credit issued by such Issuing Lender as set forth in the Fee Letter or as otherwise agreed to between the Borrowers and such Issuing Lender.  Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the

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(c) first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.

(d) Other Costs.  In addition to the foregoing fees and commissions, the US Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

SECTION 3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the US Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount in Dollars equal to such L/C Participant’s Revolving Credit Commitment Percentage of the Dollar Amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the Dollar Amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn, shall pay such Issuing Lender) the amount in Dollars specified on the applicable due date.  If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.  With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the US Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

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SECTION 3.5  Reimbursement Obligation of the US Borrower.  In the event of any drawing under any Letter of Credit, the US Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on (x) the Business Day on which such Issuing Lender notifies the US Borrower of the date and amount of a draft paid under any Letter of Credit if such notice is received by the US Borrower prior to 10:00 a.m. or (y) if the US Borrower receives such notice after 10:00 a.m. on any Business Day, on the following Business Day, in each case, for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment.  Unless the US Borrower shall immediately notify such Issuing Lender that the US Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the US Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan as a Base Rate Loan on the applicable repayment date in the Dollar Amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such costs and expenses.  Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI.  If the US Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6  Obligations Absolute.  The US Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the US Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person.  The US Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the US Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the US Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the US Borrower against any beneficiary of such Letter of Credit or any such transferee.  No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.  The US Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the US Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the US Borrower.  The responsibility of any Issuing Lender to the US Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

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SECTION 3.7  Effect of Letter of Credit Application.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 3.8  Appointment/Resignation of Issuing Lenders.

(a) The US Borrower may appoint a Revolving Credit Lender as an Issuing Lender by written agreement among the US Borrower, the Administrative Agent and the applicable Revolving Credit Lender entered into at least two (2) Business Days before the issuance of any Letters of Credit by such additional Issuing Lender.

(b) Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the US Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the US Borrower and the Administrative Agent).

(c) Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4).  Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the US Borrower may, or at the request of such resigned Issuing Lender, US Borrower shall, use commercially reasonable efforts to arrange for one or more of its other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.

SECTION 3.9 Reporting Letter of Credit Information and L/C Commitment.  At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder.  In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment.  No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.9 shall limit the obligations of the US Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder except, solely with respect to any Revolving Credit Lender’s participation obligations, to the extent that the failure of such Issuing Lender to provide notice hereunder would cause any Revolving Credit Lender’s participation obligation to exceed to its Revolving Credit Commitment Percentage.

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ARTICLE IV

TERM LOAN FACILITY

SECTION 4.1 Initial Term Loan.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Initial Term Loan to the US Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date.

SECTION 4.2 Procedure for Advance of Initial Term Loan.  The US Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the US Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the US Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement).  Upon receipt of such Notice of Borrowing from the US Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof.  Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the US Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date.  The US Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the US Borrower in writing.

SECTION 4.3 Repayment of Initial Term Loans.

(a) The US Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2014 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

Payment Date	Principal Installment
March 31, 2014	$9,375,000
June 30, 2014	$9,375,000
September 30, 2014	$9,375,000
December 31, 2014	$9,375,000
March 31, 2015	$9,375,000
June 30, 2015	$9,375,000
September 30 2015,	$9,375,000
December 31, 2015	$9,375,000
March 31, 2016	$12,500,000
June 30, 2016	$12,500,000
September 30, 2016	$12,500,000
December 31, 2016	$12,500,000
March 31, 2017	$15,625,000
June 30, 2017	$15,625,000
September 30, 2017	$15,625,000
December 31, 2017	$15,625,000
March 31, 2018	$15,625,000
June 30, 2018	$15,625,000
September 30, 2018	$15,625,000
December 31, 2018	$15,625,000
Term Loan Maturity Date	Remaining Outstanding Principal Amount

If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b) Incremental Term Loans.  The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 5.13.

SECTION 4.4 Prepayments of Term Loans.

(a) Optional Prepayments.  The US Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each.  Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied, on a pro rata basis, to the outstanding principal installments of the Initial Term Loan and, if applicable, any Incremental Term Loans.  Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment.  Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated; provided that the delay or failure of such contingency shall not relieve any Borrower from its obligations in respect thereof under Section 5.9.

(b) Mandatory Prepayments.

(i) Debt Issuances.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (iv) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance made pursuant to Section 9.1(l) and any Debt Issuance not otherwise permitted pursuant to Section 9.1.  Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii) Equity Issuances.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (iv) below in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any Equity Issuance (other than Equity

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(iii) Issuances pursuant to stock option or other employee compensation plans, the exercise price on stock options issued as part of employee compensation and Equity Issuances the Net Cash Proceeds of which are utilized to make a Restricted Payment permitted by Section 9.6(b) or (f); provided that so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required from the Net Cash Proceeds from Equity Issuances the proceeds of which are used to finance a Permitted Acquisition or Capital Expenditure.  Such prepayment shall be made on or before the third Business Day following December 31 and June 30 of each year in an amount equal to the aggregate Net Cash Proceeds of all Equity Issuances received during the 180-day period prior to such dates (subject to the proviso set forth in the prior sentence).

(iv) Asset Dispositions.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (iv) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds in excess of $1,000,000 in any Fiscal Year from any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, Sections 9.5(a), (c), (e), (f), (g) and (h)) or any Insurance and Condemnation Event.  Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition or any Insurance and Condemnation Event by such Credit Party or any of its Subsidiaries; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(iii) to the extent that such Net Cash Proceeds are reinvested in assets used or useful in the business of the US Borrower and its Subsidiaries within 180 days after receipt of such Net Cash Proceeds by such Credit Party or such Subsidiary (or committed under a contractual obligation to be reinvested within 90 days following such 180 day period); provided further that any portion of such Net Cash Proceeds not actually reinvested within such 180 day period (or, if applicable, such 90 day period thereafter) shall be prepaid in accordance with this Section 4.4(b)(iii) on or before the last day of such 180 day period (or, if applicable, such 90 day period thereafter).

(v) Notice; Manner of Payment.  Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iii) above, the US Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.  Each prepayment of the Term Loans under this Section shall be applied as follows: first, ratably between the Initial Term Loans and any Incremental Term Loans (to reduce on a pro rata basis the remaining scheduled principal installments of the Term Loans and any Incremental Term Loans), pursuant to Section 4.3 and (ii) second, to the extent of any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(d), without a corresponding reduction in the Revolving Credit Commitment.

(vi) No Reborrowings.  Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed.  Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

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ARTICLE V

GENERAL LOAN PROVISIONS

SECTION 5.1 Interest.

(a) Interest Rate Options.  Subject to the provisions of this Section, at the election of the US Borrower or the Canadian Borrower, as applicable:

(i) US Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Rate or (B) the LIBOR Rate plus the Applicable Rate;

(ii) Canadian Revolving Credit Loans shall bear interest at (A) the Canadian Base Rate plus the Applicable Rate or (B) the CDOR Rate plus the Applicable Rate;

(iii) US Swingline Loans shall bear interest at the LIBOR Market Index Rate plus the Applicable Rate with respect to LIBOR Rate Loans that are Revolving Credit Loans; and

(iv) Canadian Swingline Loans shall bear interest at the Canadian Base Rate plus the Applicable Rate.

The US Borrower or the Canadian Borrower, as applicable, shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.  Any US Revolving Credit Loan or Term Loan or any portion thereof as to which the US Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.  Any Canadian Revolving Credit Loan or any portion thereof as to which the Canadian Borrower has not duly specified an interest rate as provided herein shall be deemed a Canadian Base Rate Loan.  Subject to Section 5.1(c), any LIBOR Rate Loan or any portion thereof as to which the applicable Borrower has not duly specified an Interest Period as provided herein shall be deemed a LIBOR Rate Loan with an Interest Period of one (1) month.

Notwithstanding the foregoing, the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the applicable Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement

(b) Interest Periods.  In connection with each LIBOR Rate Loan, the US Borrower by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months (or nine (9) or twelve (12) months if agreed to by all relevant Lenders); provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a

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(iii) Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iv) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(v) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and

(vi) there shall be no more than eight (8) Interest Periods in effect at any time.

(c) Default Rate.  Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the US Borrower shall no longer have the option to request LIBOR Rate Loans, CDOR Loans or Swingline Loans, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other US Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to Base Rate Loans or such other US Obligations arising hereunder or under any other Loan Document, (D) all outstanding Canadian Revolving Credit Loans and other Canadian Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Rate) then applicable to Canadian Base Rate Loans or such other Canadian Obligations arising hereunder or under any other Loan Document, and (E) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent.  Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or Debtor Relief Law.

(d) Interest Payment and Computation.

(i) Interest on (A) each Base Rate Loan and each Canadian Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2014; (B) each US Swingline Loan and each Canadian Swingline Loan shall be due and payable in arrears on the last Business Day of each calendar month commencing March 31, 2014; (C) each CDOR Rate Loan shall be due and payable on the last day of the one-month period following the making or continuation of such CDOR Rate Loan; and (D) each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate, all computations of interest for Canadian Base Rate Loans and all computations of interest for CDOR Rate Loans shall be made on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

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(ii) For greater certainty, whenever any amount is payable under this Agreement or any other Loan Document by the Canadian Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method” (e.g., when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum).

(iii) For the purposes of the Interest Act (Canada) and disclosure under such Act, whenever interest to be paid under this Agreement or any other Loan Document is to be calculated on the basis of a year of 365 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or such other period of time, as the case may be.

(e) Maximum Rate.

(i) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (A) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (B) apply such excess to the principal balance of the US Obligations or the Canadian Obligations, as applicable.  It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the applicable Borrower under Applicable Law.

(ii) If any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrower or any other Canadian Credit Party to make any payment of interest or other amount payable to any Lender, in an amount or calculated at a rate which would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (A) firstly, by reducing the amount or rate of interest required to be paid to such Lender on Canadian Revolving Credit Loans or Canadian Swingline Loans, as applicable, and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender, which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).  Any amount or rate of interest referred to in this Section 5.1 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Canadian Revolving Credit Loan or Canadian Swingline Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the date set out in clause (a) of the definition of

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(iii) “Revolving Credit Maturity Date” and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans.  Provided that no Event of Default has occurred and is then continuing:

(a) the US Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans; and

(b) the Canadian Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Canadian Base Rate Loans (other than Canadian Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof into one or more CDOR Rate Loans and (b) upon the expiration of the one-month interest period for such CDOR Rate Loans, (i) convert all or any part of its outstanding CDOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Canadian Base Rate Loans (other than Canadian Swingline Loans) or (ii) continue such CDOR Rate Loans as CDOR Rate Loans with a one month interest period.

Whenever any Borrower desires to convert or continue Loans as provided above, such Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (x) with respect to clause (a) above, three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective and (y) with respect to clause (b) above, one (1) Business Day before the day on which a proposed conversion of such Loan is to be effective, specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan.  The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 5.3 Fees.

(a) Commitment Fee.  Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the US Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Rate on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee.  The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2014 and ending on the date upon which the Revolving Credit Commitment has been terminated.  The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

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(b) Other Fees.  The US Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  The US Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4 Manner of Payment.

(a) Payments made by the US Borrower.  Each payment by the US Borrower on account of the principal of or interest on the Loans (other than the Canadian Revolving Credit Loans and the Canadian Swingline Loans) or of any fee, commission or other amounts (including the Reimbursement Obligations) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars (other than Reimbursement Obligations with respect to Letters of Credit denominated in Canadian Dollars, which shall be payable in Canadian Dollars), in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

(b) Payments made by the Canadian Borrower.  Each payment by the Canadian Borrower on account of the principal of or interest on the Canadian Revolving Credit Loans or of any fee, commission or other amounts payable by the Canadian Borrower to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Canadian Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Each payment by the Canadian Borrower on account of the principal of or interest on the Canadian Swingline Loans under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the applicable Swingline Lender at its designated office in Canadian Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

(c) General Payment Provisions.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender.  Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to any Swingline Lender shall be made in like manner, but for the account of such Swingline Lender.  Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be.  Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender.  Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

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(d) Defaulting Lenders.  Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender, each payment by any Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

SECTION 5.5 Evidence of Indebtedness.

(a) Extensions of Credit.  The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to a Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a US Revolving Credit Note, Canadian Revolving Credit Note, Term Loan Note, US Swingline Note and/or Canadian Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records.  Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations.  In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.6 Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained

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(iii) by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing, (ii) in the case of Canadian Revolving Credit Loans, not later than 12:00 noon one (1) Business Day before the date of any proposed borrowing and (iii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, (A) in the case of a payment to be made by such Lender, (1) with respect to any Loan denominated in Dollars, at the greater of (x) the daily average Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (2) with respect to any Loan denominated in Canadian Dollars, at the greater of (x) a rate equal to the Administrative Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by such Borrower, (1) with respect to any Loan denominated in Dollars, the interest rate applicable to Base Rate Loans and (2) with respect to any Loan denominated in Canadian Dollars, the interest rate applicable to Canadian Base Rate Loans.  If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, any Issuing Lender or any Swingline Lender hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, such Issuing Lender or such Swingline Lender, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders, each Issuing Lender or each Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so

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(c) distributed to such Lender, Issuing Lender or Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) with respect to any Extension of Credit (other than any Canadian Revolving Credit Loan or any Canadian Swingline Loan), at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) with respect to any Canadian Revolving Credit Loan or any Canadian Swingline Loan, at a rate equal to the Administrative Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount.

(d) Nature of Obligations of Lenders Regarding Extensions of Credit.  The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.  The failure of any Lender to make available its Commitment Percentage of any Loan requested by any Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR Rate or CDOR Rate Availability.  In connection with any request for (x) a LIBOR Rate Loan (or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof) or (y) a CDOR Rate Loan (or a Canadian Base Rate Loan as to which the interest rate is determined with reference to the CDOR Rate or a conversion thereof), if for any reason

(i) with respect to a proposed LIBOR Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan,

(ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining (A) the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan (or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR) or (B) the CDOR Rate with respect to a proposed CDOR Rate Loan (or any Canadian Base Rate Loan as to which the interest rate is determined with reference to the CDOR Rate), or

(iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate or CDOR Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the US Borrower.  Thereafter, until the Administrative Agent notifies the US Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans (or Base Rate Loans as to which the interest rate is determined with reference to LIBOR) or CDOR Rate Loans (or Canadian Base Rate Loans as to which the interest rate is determined with reference to CDOR), as applicable, and the right of any Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan (or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR) or a CDOR Rate Loan (or Canadian Base Rate Loan as to which

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the interest rate is determined with reference to CDOR), as applicable, shall be suspended, and (i) in the case of LIBOR Rate Loans, the applicable Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan made to it together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan made to it to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the US Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (iii) in the case of CDOR Rate Loans (or Canadian Base Rate Loans as to which the interest rate is determined by reference to the CDOR Rate), the Canadian Borrower shall convert the then outstanding principal amount of each such Loan to a Canadian Base Rate Loan as to which the interest rate is not determined by reference to the CDOR Rate.

(b) Laws Affecting LIBOR Rate or CDOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain (x) any LIBOR Rate Loan (or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR) or (y) any CDOR Rate Loan (or any Canadian Base Rate Loan as to which the interest rate is determined by reference to the CDOR Rate), such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the US Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the US Borrower that such circumstances no longer exist:

(i) the obligations of such Lender to make LIBOR Rate Loans (or Base Rate Loans as to which the interest rate is determined by reference to LIBOR) or CDOR Rate Loans (or Canadian Base Rate Loans as to which the interest rate is determined by reference to the CDOR Rate), as applicable, and the right of the Borrowers to convert any Loan by such Lender to a LIBOR Rate Loan or continue any Loan by such Lender as a LIBOR Rate Loan (or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR), or to convert any Loan by such Lender to a CDOR Rate Loan (or any Canadian Base Rate Loan as to which the interest rate is determined by reference to the CDOR Rate), shall be suspended and thereafter the applicable Borrower may select only Base Rate Loans and Canadian Base Rate Loans be made by such Lender, as applicable, as to which the interest rate is not determined by reference to LIBOR or CDOR hereunder,

(ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and/or all Canadian Base Rate Loans shall cease to be determined by reference to CDOR, as applicable, and

(iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.  Each Lender agrees to designate a different Lending Office or assign its rights and obligations hereunder to another of its officers, branches or affiliates if such designation or assignment will avoid the need for such notice and

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(iv) will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment.

SECTION 5.9 Indemnity.  The US Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or a Canadian Revolving Credit Loan at the CDOR Rate or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or a Canadian Revolving Credit Loan at the CDOR Rate, (b) due to any failure of such Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or a Canadian Revolving Credit Loan at the CDOR Rate on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market or the Canadian Revolving Credit Loans at the CDOR Rate in the Canadian bankers’ acceptance market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the US Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.  The US Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 5.10 Increased Costs.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (a)(i) and (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrowers shall promptly pay to any such Lender, such Issuing Lender or other Recipient,

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as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrowers shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender, an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error.  The Borrowers shall pay such Lender, such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender, any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender, any Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, such Issuing Lender or such other Recipient, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.11 Taxes.

(a) Issuing Lender.  For purposes of this Section 5.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to

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(c) additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(d) Payment of Other Taxes by the Borrowers.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(e) Indemnification by the Borrowers.  The Credit Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.  Notwithstanding anything herein to the contrary, no Recipient shall be indemnified for any Indemnified Taxes under this Section 5.11(d) unless such Recipient shall make written demand on the Credit Parties for such reimbursement no later than six (6) months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes to the relevant Governmental Authority; provided, that if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the six (6) month period referred to above shall be extended to include the retroactive effect thereof.

(f) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(g) Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(h) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the US Borrower and the Administrative Agent, at the time or times prescribed by Applicable Law or reasonably

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(ii) requested by the US Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the US Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the US Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the US Borrower or the Administrative Agent as will enable the US Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the US Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by Applicable Law or upon the reasonable request of the US Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by Applicable Law or upon the reasonable request of the US Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI (or any successor form);

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in

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Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by Applicable Law or upon the reasonable request of the US Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the US Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the US Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the US Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the US Borrower or the Administrative Agent as may be necessary for the US Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that (x) it shall promptly notify the US Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction to withholding and (y) if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Administrative Agent in writing of its legal inability to do so; provided that no such updating or notification is required to be made on account of any Canadian withholding tax if no form or certification has been previously delivered for Canadian withholding tax purposes.

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Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival.  Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.10, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrowers, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender (i) requests compensation under Section 5.10, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, or (ii) ceases to make LIBOR Loans as a result of any condition described in Section 5.8(b), unless notices under Section 5.8(b) have been given by Lenders holding at least fifty percent (50%) of the outstanding Loans and Commitments under any applicable tranche and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

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(c) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.10;

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iii) such assignment does not conflict with Applicable Law; and

(iv) in the case of any assignment resulting from  a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 5.13 Incremental Loans.

(a) Request for Increase.  At any time after the Closing Date, upon written notice to the Administrative Agent, the US Borrower may, from time to time, request (i) one or more incremental term loans (an “Incremental Term Loan”) or (ii) one or more increases in the Revolving Credit Commitments (a “Revolving Credit Facility Increase” and, together with the initial principal amount of the Incremental Term Loans, the “Incremental Increases”); provided that (A) the aggregate principal amount for all such Incremental Increases shall not exceed $200,000,000, (B) any such request for an increase shall be in a minimum amount of $10,000,000 for any Incremental Term Loan and $10,000,000 for any Revolving Credit Facility Increase or, if less, the remaining amount permitted pursuant to the foregoing clause (A) and (C) upon the request for any Incremental Term Loan, the US Borrower shall be deemed to have simultaneously requested a Revolving Credit Facility Increase in an amount not less than the amount of such Incremental Term Loans.

(b) Incremental Lenders.  Each notice from the US Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Increase.  Incremental Increases may be provided by any existing Lender or by any other Persons (an “Incremental Lender”); provided that the Administrative Agent, each Issuing Lender and/or each Swingline Lender, as applicable, shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Incremental Lender’s providing such Incremental Increases to the extent any such consent would be required under Section 12.10(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Incremental Lender.  At the time of sending such notice, the US Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Incremental Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the proposed Incremental Lenders.  Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than

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(c) requested.  Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Increase.

(d) Increase Effective Date and Allocations.  The Administrative Agent and the US Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Increase (limited in the case of the Incremental Lenders to their own respective allocations thereof).  The Administrative Agent shall promptly notify the US Borrower and the Incremental Lenders of the final allocation of such Incremental Increases and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase.  Any Incremental Increase shall become effective as of such Increase Effective Date; provided that:

(i) no Default or Event of Default shall exist on such Increase Effective Date immediately prior to or after giving effect to (A) such Incremental Increase or (B) the making of any Extensions of Credit pursuant thereto;

(ii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 9.12 based on the financial statements most recently delivered pursuant to Section 8.1 after giving effect to such Incremental Increase (assuming that the entire applicable Incremental Term Loan and/or Revolving Credit Facility Increase is fully funded on the effective date thereof);

(iii) each such Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 5.13;

(iv) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Incremental Amendment):

(A)           such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the US Borrower, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loan or a maturity date earlier than the Term Loan Maturity Date;

(B)           the Applicable Rate and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the US Borrower on the applicable Increase Effective Date and shall be reasonably acceptable to the Administrative Agent; and

(C)           except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the US Borrower;

(v) in the case of each Revolving Credit Facility Increase (the terms of which shall be set forth in the relevant Incremental Amendment):

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(vi) (A)           Revolving Credit Loans made with respect to the Revolving Credit Facility Increase shall mature on the Revolving Credit Maturity Date and shall be subject to the same terms and conditions as the other Revolving Credit Loans;

(B)           the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Credit Facility Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Credit Facility Increase) agree to make all payments and adjustments necessary to effect such reallocation and the US Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and

(C)           except as provided above, all of the other terms and conditions applicable to such Revolving Credit Facility Increase shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(vii) each Incremental Increase shall constitute US Obligations of the US Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis; and

(viii) any Incremental Lender with a Revolving Credit Facility Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Revolving Credit Facility Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder.

(f) Conflicting Provisions.  This Section shall supersede any provisions in Section 5.6 or 12.2 to the contrary.

SECTION 5.14 Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or any Swingline Lender (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or such Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest.  Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and each Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and each Swingline Lender as herein provided (other than Permitted Liens in favor of a depository bank), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an

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(b) amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or any Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lenders that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 5.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders and the Swingline Lenders hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lenders with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the

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(iii) Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or any Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.  For the avoidance of doubt, no Default or Event of Default shall occur solely as a result of a reallocation made pursuant to the terms of this Section 5.15(a)(ii) of any amounts paid by the Credit Parties otherwise in accordance with the terms of this Agreement.

(iv) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C) With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and each applicable Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or such Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

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(D) Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the applicable Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b) Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Issuing Lenders and the Swingline Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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SECTION 5.16  US Borrower as Agent for Canadian Borrower.  The Canadian Borrower hereby irrevocably appoints and authorizes the US Borrower (a) to provide the Administrative Agent with all notices with respect to Canadian Revolving Credit Loans or Canadian Swingline Loans obtained for the benefit of the Canadian Borrower and all other notices and instructions under this Agreement, (b) to take such action on behalf of the Canadian Borrower as the US Borrower deems appropriate on its behalf to obtain Canadian Revolving Credit Loans or Canadian Swingline Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and (c) to act as its agent for service of process and notices required to be delivered under this Agreement or the other Loan Documents, it being understood and agreed that receipt by the US Borrower of any summons, notice or other similar item shall be deemed effective receipt by the Borrowers and their Subsidiaries.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1 Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit on the Closing Date, if any, is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents.  This Agreement, a US Revolving Credit Note and a Canadian Revolving Credit Note in favor of each Revolving Credit Lender requesting a US Revolving Credit Note and a Canadian Revolving Credit Note, a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note, a US Swingline Note and a Canadian Swingline Note in favor of the applicable Swingline Lender (in each case, if requested thereby), the Security Documents and the Guaranty Agreements, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b) Closing Certificates; Etc.  The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate.  A certificate from a Responsible Officer of the US Borrower to the effect that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1(g) and Sections 6.2(a) and (b).

(ii) Certificate of Secretary of each Credit Party.  A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii) Certificates of Good Standing.  Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or

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(iv) formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business.

(v) Opinions of Counsel.  Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c) Personal Property Collateral.

(i) Filings and Recordings.  The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the US Secured Parties or the Canadian Secured Parties, as applicable, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii) Pledged Collateral.  The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii) Lien Search.  The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket or other applicable statutes in other jurisdictions) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code (or other applicable statutes in other jurisdictions) should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv) Property and Liability Insurance.  The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property and liability insurance covering each Credit Party, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(v) Other Collateral Documentation.  The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral.

(d) Consents; Defaults.

(i) Governmental and Third Party Approvals.  The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents

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(ii) and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such transactions, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(iii) No Injunction, Etc.  No action, proceeding or investigation shall have been instituted or, to the knowledge of the Credit Parties, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e) Financial Matters.

(i) Financial Statements.  The Administrative Agent shall have received (A) the audited Consolidated balance sheet of the US Borrower and its Subsidiaries for the three Fiscal Years most recently ended prior to the Closing Date and the related audited statements of income and retained earnings and cash flows for each such Fiscal Year and (B) unaudited Consolidated balance sheet of the US Borrower and its Subsidiaries as of June 30, 2013 and related unaudited interim statements of income and retained earnings and cash flows.

(ii) Pro Forma Financial Statements.  The Administrative Agent shall have received pro forma Consolidated financial statements for the US Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available calculated on a pro forma basis after giving effect to the Transactions, including adjustments reasonably acceptable to the Arranger.

(iii) Financial Projections.  The Administrative Agent shall have received annual projections prepared by management of the US Borrower, of balance sheets, income statements and cash flow statements during the term of the Credit Facility.

(iv) Financial Condition/Solvency Certificate.  The US Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the US Borrower, that (A) after giving effect to the Transactions on a pro forma basis, each Borrower is, individually, and together with the other Credit Parties on a Consolidated basis, Solvent, (B) attached thereto are calculations evidencing that on a pro forma basis after giving effect to the Transactions (including adjustments reasonably acceptable to the Arranger) (1) the ratio of Consolidated Funded Indebtedness of the US Borrower and its Subsidiaries as of the Closing Date to Consolidated EBITDA for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available will not exceed 3.60 to 1.00 and (2) Consolidated EBITDA for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available is at least $147,500,000 and (C)  attached thereto is a calculation of the Applicable Rate (provided that, solely for the purposes of calculating the Consolidated Leverage Ratio in determining the Applicable Rate as of the Closing Date, Consolidated Funded Indebtedness shall be reduced by any unrestricted cash on the balance sheet of B27 as of the Closing Date; provided further that, not later than three (3) Business Days following the Closing Date, the US Borrower shall (x) prepay Revolving Credit Loans by such amount of unrestricted cash of B27 or (y) to the extent that the US Borrower fails to make such prepayment, provide the Administrative Agent with an updated calculation of the Consolidated

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(v) Leverage Ratio without giving effect to the reduction in Consolidated Funded Indebtedness for such unrestricted cash and the Applicable Rate shall be adjusted accordingly, as applicable).

(vi) Payment at Closing. The US Borrower shall have paid (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder on the Closing Date, (B) all reasonable out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued, unpaid and documented prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the US Borrower and the Administrative Agent and any excess not applied to post-closing fees or expenses shall be refunded to the US Borrower) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f) B27 Acquisition.

(i) Consummation of the B27 Acquisition.  The B27 Acquisition (including the payment of all amounts due and payable in connection with the consummation of the B27 Acquisition) shall be simultaneously consummated in accordance with the B27 Purchase Agreement without giving effect to any waivers, modifications, or consents thereof that are materially adverse to the Lenders (as reasonably determined by the Arranger) unless such waivers, modifications, or consents are approved in writing by the Arranger.

(ii) B27 Purchase Agreement.  The Arranger shall have received a true, correct and fully executed copy of the B27 Purchase Agreement.

(g) No Material Adverse Effect.  Since December 31, 2012, no event shall have occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(h) Miscellaneous.

(i) Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the US Borrower in accordance with Section 2.3(a) and Section 4.2, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on the Closing Date are to be disbursed.

(ii) Existing Indebtedness.  All amounts due or outstanding in respect of the Existing Credit Agreement shall have been (or substantially simultaneously with the Closing Date shall be) refinanced in full.

(iii) PATRIOT Act, etc.  The US Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

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(iv) Other Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent.  The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6.2   Conditions to All Extensions of Credit.  The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a) Continuation of Representations and Warranties.  The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date).

(b) No Existing Default.  No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices.  The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the US Borrower in accordance with Section 2.3(a), Section 4.2 or Section 5.2, as applicable.

(d) New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

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        SECTION 7.1  Organization; Power; Qualification.  Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.  The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.

SECTION 7.2  Ownership.  Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2.  As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2.  All outstanding shares as of the Closing Date have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2.  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2.

SECTION 7.3  Authorization; Enforceability.  Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 7.4  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.  The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents (b) will not violate any Applicable Law or regulation or any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the US Borrower or any other applicable Credit Party, (d) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the US Borrower or any other Credit Party or their assets, or give rise to a right thereunder to require any payment to be made by the US Borrower or any other Credit Party, and (e) will not result in the creation or imposition of any Lien on any asset of the US Borrower or any other Credit Party, except Liens created under the Loan Documents, except such consents, approvals, registrations, filings or other actions the failure to obtain or make, or, in the case of clauses (b) and (d) above, to the extent such violations could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.5  Compliance with Law; Governmental Approvals.  Each Credit Party and each Subsidiary thereof is in compliance with all Applicable Laws of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 7.6 Tax Returns and Payments.  Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns and reports required to have been filed and has paid or caused to be paid all federal, state, local and other taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.7 Intellectual Property Matters.  Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except to the extent such revocation, termination or infringement could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.8 Environmental Matters.

(a) To the Borrowers’ knowledge, each Credit Party and each Subsidiary thereof and its properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect;

(b) No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened; and

(c) There has been no release, or to the Borrowers’ knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 7.9 Employee Benefit Matters.

(a) As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any material Employee Benefit Plans or Canadian Employee Benefit Plans other than those identified on Schedule 7.9;

(b) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Pension Plans (and with all Canadian Pension Laws with respect to all Canadian Pension Plans) except for any required amendments for which the remedial amendment period as defined in Section

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401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Pension Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS to be so qualified, except for such plans that have not yet received determination or opinion letters but for which the remedial amendment period for submitting an application for a determination or opinion letter has not yet expired.  Each Canadian Employee Benefit Plan that is intended to be registered under Canadian Pension Laws has been so registered and such registration has not been revoked nor has any notice of intent to revoke such registration been received.  No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or Canadian Employee Benefit Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c) As of the Closing Date, no Pension has become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to minimum required contributions otherwise due after the Closing Date under any Pension Plan, nor has any solvency funding relief been elected or exercised with respect to any Canadian Pension Plan;

(d) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has:  (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan or Canadian Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code or Canadian Pension Laws or under the terms of any Canadian Employee Benefit Plan;

(e) No Termination Event has occurred or is reasonably expected to occur;

(f) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or Canadian Pension Plan, (iii) any Multiemployer Plan or Canadian Multiemployer Plan, or (iv) any Canadian Employee Benefit Plan.

(g) No Credit Party nor any Subsidiary thereof is a party to any contract, agreement or arrangement that could, solely as a result of the delivery of this Agreement or the consummation of transactions contemplated hereby, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

SECTION 7.10 Margin Stock.  No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors.

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SECTION 7.11 Government Regulation.  No Credit Party nor any Subsidiary thereof is an “investment company” (as such term is defined or used in the Investment Company Act of 1940).

SECTION 7.12 Material Contracts.  No Credit Party nor any Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

SECTION 7.13 Employee Relations.  As of the Closing Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13.  The US Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14 Financial Statements.  The audited and unaudited financial statements of the US Borrower and its Subsidiaries delivered pursuant to Section 6.1(e)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the US Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.  Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the US Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.  The pro forma financial statements delivered pursuant to Section 6.1(e)(ii) and the projections delivered pursuant to Section 6.1(e)(iii) and were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments; it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections and that such variation may be material.

SECTION 7.15 No Material Adverse Change.  Since December 31, 2012, there has been no material adverse change in the properties, business, operations, or condition (financial or otherwise) of the US Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.16 Solvency.  Each Borrower is, individually, and together with the other Credit Parties on a Consolidated basis, Solvent.

SECTION 7.17 Title to Properties.  As of the Closing Date, the real property listed on Schedule 7.17 constitutes all of the real property that is owned, leased or subleased by any Credit Party or any of its Subsidiaries.  Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

SECTION 7.18 Litigation.  Except for matters existing on the Closing Date and set forth on Schedule 7.18, there are no actions, suits or proceedings pending nor, to its knowledge, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

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SECTION 7.19 Anti-Terrorism; Anti-Money Laundering.  No Credit Party nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act or (iii) is a Sanctioned Person.  No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

SECTION 7.20 Senior Indebtedness Status.  The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of such Person.

SECTION 7.21 Disclosure.  The US Borrower and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No financial statement, material report, material certificate or other material written information furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time and it is recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections and that such variation may be material.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Borrower will, and will cause each of its Subsidiaries to:

SECTION 8.1 Financial Statements and Budgets.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements.  As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2013), an

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audited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.  Such annual financial statements shall be audited by Hein & Associates or another independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by US Borrower or any of its Subsidiaries not in accordance with GAAP.

(b) Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2014), an unaudited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the US Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Financial Officer of the US Borrower to present fairly in all material respects the financial condition of the US Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the US Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c) Annual Business Plan and Budget.  On or before January 31 of each Fiscal Year, a detailed Consolidated budget of the US Borrower and its Subsidiaries for such Fiscal Year (including a Consolidated balance sheet and related statements of projected operations as of the end of such Fiscal Year and setting forth the assumptions used for purposes of preparing such budget.

SECTION 8.2 Certificates; Other Reports.  Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by a Financial Officer of the US Borrower and a report containing management’s discussion and analysis of such financial statements;

(b) at any such times as the Consolidated Leverage Ratio is greater than 2.50 to 1.00, then within twenty (20) days after the end of each calendar month, a certificate of a Financial Officer of the US Borrower setting forth reasonably detailed calculations demonstrating compliance with Section 9.12(c);

(c) within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, a listing and aging of the accounts receivable and accounts payable of each Credit Party, prepared in reasonable detail and containing such information as Administrative Agent may reasonably request;

(d) promptly after the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and Canadian AML Laws), as from time to time reasonably requested by the Administrative Agent or any Lender; and

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(e) such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the US Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the US Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the US Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the US Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents.  Notwithstanding anything contained herein, in every instance the US Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent.  Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the US Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The US Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the US Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the US Borrower or its securities) (each, a “Public Lender”).  The US Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the US Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the US Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the US Borrower shall be under no Obligation to mark any Borrower Materials “PUBLIC”.

SECTION 8.3 Notice of Litigation and Other Matters.  Promptly (but in no event later than ten (10) Business Days after any Responsible Officer of the US Borrower obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice): the occurrence of any Default or Event of Default;

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(a) the commencement of all proceedings by or before any Governmental Authority and all actions, suits and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to result in a Material Adverse Effect;

(b) any event that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(c) (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or Canadian Pension Plan or to have a trustee or replacement administrator appointed to administer any Pension Plan or Canadian Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or Canadian Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA or other Applicable Law and (iv) the US Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, or any notice of intent to terminate in whole or in part any Canadian Pension Plan under Canadian Pension Laws or otherwise that, in each case, is filed with or by the PBGC or other Governmental Authority applicable to Canadian Pension Plans by any Credit Party or any ERISA Affiliate or otherwise received by any Credit Party or any ERISA Affiliate; and

(d) the establishment of, or commencement of participation in, any new defined benefit Canadian Pension Plan.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 8.3(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 8.4 Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 8.5 Maintenance of Property and Licenses.  In addition to the requirements of any of the Security Documents, (a) protect and preserve all Properties necessary in and material to the conduct of its business, including licenses, permits, franchises, copyrights, patents, trade names, service marks and trademarks and (b) maintain in good working order and condition, ordinary wear and tear and casualty and condemnation (so long as prompt efforts are being pursued for repair and restoration) excepted, all buildings, equipment and other tangible real and personal property.

SECTION 8.6 Insurance.  Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses operating in the same or similar locations and as may be required by Applicable Law and as are required by any Security Documents.  All such insurance shall (a) provide that no

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cancellation (except for payment default) or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee.  On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 8.7 Accounting Methods and Financial Records.  Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 8.8 Payment of Taxes and Other Obligations.  Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices, in each case, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) a Borrower or such other Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 8.9 Compliance with Laws and Approvals.  Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.10 Environmental Laws.  In addition to and without limiting the generality of Section 8.9, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws.

SECTION 8.11 Compliance with ERISA.  In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans and the Canadian Pension Laws, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan or to a Canadian Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent, within a reasonable period of time following the Administrative Agent’s request, such additional information about any Employee Benefit Plan or Canadian Employee Benefit Plan and, to the extent available to any Credit Party or ERISA Affiliate, any Multiemployer Plan, as may be reasonably requested, with respect to the manner and content, by the Administrative Agent.

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SECTION 8.12 Visits and Inspections.  Permit representatives of the Administrative Agent or any Lender from time to time upon prior reasonable notice and at such times during normal business hours to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that, unless an Event of Default has occurred and is continuing, (x) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 8.12 and (y) no more than one such visit or inspection shall be made in any calendar year.

SECTION 8.13 Additional Subsidiaries and Collateral.

(a) Additional US Subsidiaries.  Promptly after the creation or acquisition of any US Subsidiary (other than an Immaterial Subsidiary) (and in any event within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) cause such US Subsidiary to (i) become a US Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the US Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the US Collateral Agreement) owned by such US Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document; provided, however, notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, such US Subsidiary shall only be required to grant a security interest in sixty-six percent (66%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any First Tier Foreign Subsidiary,(iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Additional Canadian Subsidiaries.  Promptly after the creation or acquisition of any Canadian Subsidiary (other than an Immaterial Subsidiary) (and in any event within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Canadian Subsidiary to (i) become a Canadian Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Canadian Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Canadian Collateral Agreement) owned by such Canadian Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

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(c) Additional Foreign Subsidiaries.  Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary (other than an Immaterial Subsidiary), including, without limitation, any First Tier Foreign Subsidiary that is a Canadian Subsidiary, and at the request of the Administrative Agent, promptly thereafter (and in any event within forty-five (45) days after such request, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable US Credit Party to deliver to the Administrative Agent Security Documents pledging (A) as security for the US Secured Obligations, sixty-six percent (66%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary and (B) as security for the Canadian Secured Obligations, one hundred percent (100%) of the Equity Interests of any such new First Tier Foreign Subsidiary and, in each case, a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(e) Merger Subsidiaries.  Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.13(a), (b) or (c), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a), (b) or (c), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition).

(f) Additional Collateral.  After the Closing Date, the US Borrower will notify the Administrative Agent in writing promptly upon any Credit Party’s acquisition or ownership of any Collateral not already covered by the US Collateral Agreement or Canadian Collateral Agreement, as applicable (such acquisition or ownership being herein called an “Additional Collateral Event” and the property so acquired or owned being herein called “Additional Collateral”).  As soon as practicable and in any event within thirty (30) days (or such longer period as the Administrative Agent shall agree) after an Additional Collateral Event, the US Borrower shall (i) execute and deliver or cause to be executed and delivered Security Documents, in form and substance reasonably satisfactory to Administrative Agent, in favor of Administrative Agent and duly executed by the applicable Credit Party, covering and affecting and granting a first-priority Lien (subject to Permitted Liens) upon the applicable Additional Collateral, and such other documents (including, without limitation, certificates, legal opinions, all in form and substance reasonably satisfactory to Administrative Agent) as may be reasonably required by Administrative Agent in connection with the execution and delivery of such Security Documents and (ii) deliver or cause to be delivered by the US Borrower and its Subsidiaries such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Administrative Agent may reasonably request.

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SECTION 8.14  Use of Proceeds.  The Borrowers shall use the proceeds of the Extensions of Credit (a) to finance the Transactions, (b) pay fees, commissions and expenses in connection with the Transactions, and (c) for working capital and general corporate purposes of the US Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the Transactions and this Agreement.

SECTION 8.15 Further Assurances.  Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.  The US Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE IX

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, the Borrowers will not, and will not permit any of their respective Subsidiaries to.

SECTION 9.1 Indebtedness.  Create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and described on Schedule 9.1;

(c) unsecured intercompany Indebtedness (i) owed by any US Credit Party to another US Credit Party, (ii) owed by any Canadian Credit Party to another Canadian Credit Party, (iii) owed by any Credit Party to any Non-Guarantor Subsidiary in an aggregate amount not to exceed $15,000,000 at any one time outstanding (provided that such Indebtedness is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), (iv) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary, (v) owed by any Foreign Subsidiary to any Credit Party in an aggregate amount not to exceed $15,000,000 in the aggregate at any one time outstanding, (vi) owed by any Canadian Credit Party to any US Credit Party in an aggregate amount, at any one time outstanding, not to exceed, $60,000,000 (excluding any Indebtedness permitted pursuant to the following clause (vii)) and (vii) owed by any Canadian Credit Party to any US Credit Party constituting an Investment permitted pursuant to Section 9.3(d)(vii);

(d) Guarantees of Indebtedness permitted under this Section 9.1 (other than clause (c)); provided that Guarantees of Subordinated Indebtedness shall be subordinated on the same terms as such Subordinated Indebtedness;

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(e) purchase money Indebtedness or Capital Lease Obligations in an aggregate amount, at any one time outstanding, not to exceed, an amount equal to fifteen percent (15%) of Consolidated Net Worth;

(f) Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(g) Indebtedness under performance, stay, customs, appeal and surety bonds or with respect to workers’ compensation or other like employee benefit claims, in each case incurred in the ordinary course of business;

(h) Indebtedness in respect of customary netting services, overdraft protections and similar customary arrangements, in each case incurred in the ordinary course of business in connection with deposit accounts;

(i) Indebtedness of the type described in clause (e) of the definition of “Indebtedness” secured by the Liens permitted under Section 9.2; provided that such Indebtedness is not assumed by any Credit Party;

(j) other Indebtedness in an aggregate principal amount not exceeding, at any one time outstanding, an amount equal to fifteen percent (15%) of Consolidated Net Worth;

(k) Subordinated Indebtedness incurred by the US Borrower; provided that (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Subordinated Indebtedness and (ii) the Administrative Agent shall have received reasonably satisfactory written evidence that the US Borrower would be in pro forma compliance with the Consolidated Leverage Ratio under Section 9.12(b) (determined on a pro forma basis after giving effect to the issuance of any such Subordinated Indebtedness);

(l) unsecured Indebtedness in the form of debt securities (including such debt securities which are convertible into Equity Interests of the US Borrower) of the US Borrower in an aggregate principal amount of up to $300,000,000; provided that such Indebtedness shall (i) not mature or require any payment of principal thereof prior to the Term Loan Maturity Date, (ii) have covenants that are not more restrictive (taken as a whole) than those set forth herein, and (iii) the Net Cash Proceeds of any such debt securities shall be applied to prepay the Term Loans pursuant to Section 4.4(b)(i);

(m) unsecured Indebtedness of the US Borrower or any other Credit Party owed to any Seller in connection with a Permitted Acquisition; provided that (i) both immediately prior and after giving effect thereto, (A) no Default or Event of Default shall exist or result therefrom and (B) the US Borrower and its Subsidiaries will be in pro forma compliance with the covenants set forth in Section 9.12 and (ii) such Indebtedness is subordinated on terms reasonably satisfactory to the Administrative Agent and does not exceed $40,000,000 at any one time outstanding; and

(n) extensions, renewals, refinancings and replacements of any of the foregoing that (i) do not increase the outstanding principal amount thereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing or replacement and by an amount equal to any existing commitments unutilized thereunder, and (ii) with respect to extensions, renewals and replacements of any Subordinated Indebtedness, (x) do not mature prior to the date at least six months after the Term Loan Maturity Date, and (y) be on subordination terms at least as favorable to the Lenders as, and be on terms no more

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(o) restrictive (when taken as a whole) on the US Borrower and its Subsidiaries than, the Subordinated Indebtedness being extended, renewed, refinanced or refunded at such time; provided that in each case, no Default or Event of Default shall have occurred and be continuing or would be caused by such extension, renewal, refinancing or refunding.

SECTION 9.2 Liens.  Create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a) (i) Liens created under the Loan Documents and (ii) Liens on Cash Collateral deposited in accordance with the terms hereof;

(b) any Lien on any property or asset of the US Borrower or any other Subsidiary existing on the date hereof and described on Schedule 9.2;

(c) Liens created pursuant to Capital Lease Obligations or purchase money Indebtedness permitted pursuant to this Agreement; provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease Obligations or purchase money Indebtedness;

(d) leases, subleases, licenses and sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of any Credit Party, and any interest of a lessor, sublessor, licensor or sublicensor under any lease or license entered into in the ordinary course of business;

(e) customary Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(f) Liens on cash earnest money deposits or cash advances in favor of the seller of any property to be acquired in connection with any Permitted Acquisition, which advances shall be applied against the purchase price for such Permitted Acquisition;

(g) Liens arising out of any conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(h) Liens not otherwise permitted by this Section securing obligations in an outstanding principal amount not exceeding, at any one time, an amount equal to five percent (5%) of Consolidated Net Worth; and

(i) Other Permitted Encumbrances.

SECTION 9.3 Investments.  Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

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(a) Investments existing on the Closing Date and described on Schedule 9.3;

(b) Permitted Investments;

(c) Permitted Acquisitions;

(d) Investments made (i) by any US Credit Party to or in any other US Credit Party, (ii) by any Canadian Credit Party to or in any other Canadian Credit Party, (iii) by any Non-Guarantor Subsidiary to or in any other Non-Guarantor Subsidiary, (iv) by any Non-Guarantor Subsidiary to or in any Credit Party in an aggregate amount not to exceed $15,000,000 at any one time outstanding, (v) by any Credit Party to or in any Foreign Subsidiary in an aggregate amount not to exceed $15,000,000 in the aggregate at any one time outstanding, (vi) by any US Credit Party to or in any Canadian Credit Party so long as the aggregate amount invested, loaned or advanced does not exceed $90,000,000 (excluding any Investments permitted pursuant to the following clause (vii)) at any one time outstanding and (vii) by any US Credit Party to or in any Canadian Credit Party for use by such Canadian Credit Party to consummate a Permitted Acquisition;

(e) loans or advances by the US Borrower or any of its Subsidiaries to their respective employees in the ordinary course of business, not to exceed $2,500,000 in the aggregate at any one time outstanding;

(f) Accounts owned by the US Borrower or any of its Subsidiaries, if created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(g) Guarantees constituting Indebtedness and permitted by Section 9.1(d) and other Guarantees not in respect of Indebtedness and incurred in the ordinary course of business;

(h) pledges and deposits permitted under Section 9.2;

(i) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition permitted under Section 9.5;

(j) Restricted Payments permitted under Section 9.6;

(k) additional Investments so long as the aggregate amount invested, loaned or advanced does not exceed in an aggregate amount, at any one time outstanding, an amount equal to ten percent (10%) of Consolidated Net Worth;

(l) the B27 Acquisition; and

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 9.4 Fundamental Changes; Lines of Business.

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Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) any Subsidiary of the US Borrower may merge into the US Borrower in a transaction in which the US Borrower is the surviving Person, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a US Credit Party, (iii) any Canadian Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Canadian Credit Party, (iii) any Subsidiary of the US Borrower may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders, provided that, to the extent such Subsidiary is a (A) Credit Party, its assets are transferred to a US Credit Party, and (B) Canadian Credit Party, its assets are transferred to a Canadian Credit Party and (iv) the US Borrower or any Subsidiary may give effect to a merger or consolidation the purpose of which is to effect an Investment or disposition permitted under Article IX so long as, in the case of any such merger or consolidation to which the US Borrower is a party, the US Borrower is the surviving Person.

(a) Engage to any material extent in any business other than businesses of the type conducted by the US Borrower and its Subsidiaries on the Closing Date and businesses reasonably related thereto.

SECTION 9.5 Asset Dispositions.  Make any Asset Disposition except:

(a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

(b) sales of real property owned by the US Borrower or any of its Subsidiaries;

(c) (i) any Subsidiary may make dispositions to any US Credit Party (provided that the consideration for such disposition shall not exceed the fair value of such assets), (ii) any Canadian Subsidiary (other than the Canadian Borrower) may make dispositions to any Canadian Credit Party (provided that the consideration for such disposition shall not exceed the fair value of such assets), (iii) any Subsidiary that is not a Credit Party may make dispositions to any other Subsidiary that is not a Credit Party and (iv) any Foreign Subsidiary (other than a Canadian Credit Party) may make dispositions to any other Foreign Subsidiary (other than a Canadian Credit Party);

(d) dispositions of Property as a result of condemnation, eminent domain or similar proceedings;

(e) to the extent constituting Asset Dispositions, Investments expressly permitted by Section 9.3;

(f) leases, subleases, licenses or sublicenses in the ordinary course of business and which do not interfere in any material respect with the business of the US Borrower or any of its Subsidiaries;

(g) dispositions of Accounts in connection with the collection or compromise thereof in the ordinary course of business;

(h) Restricted Payments permitted by Section 9.6;

(i) the Disclosed Transaction; and

(j) other sales, transfers, leases or other dispositions by the US Borrower or any of its Subsidiaries which do not exceed in an aggregate amount, in any Fiscal Year, an amount equal to five

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percent (5%) of Consolidated Net Worth; provided that such sales, transfers, leases and other dispositions shall be made for fair value and for at least 75% cash consideration.

SECTION 9.6 Restricted Payments.  Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) the US Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;

(b) the US Borrower may purchase, redeem and retire any Equity Interests using proceeds realized from the sale of additional shares of the common stock of US Borrower;

(c) Subsidiaries of the US Borrower may declare and pay dividends ratably with respect to their Equity Interests;

(d) the US Borrower may pay preferred dividends in cash up to a maximum aggregate amount of $90,000 per annum;

(e) so long as no Event of Default has occurred and is continuing, or would reasonably be expected to result from such payment (on a pro forma basis), the US Borrower may make other Restricted Payments for aggregate consideration not exceeding, in any Fiscal Year, an amount equal to five percent (5%) of Consolidated Net Worth, in each case, if, after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio is equal to or greater than 1.50 to 1.00;

(f) so long as no Event of Default has occurred and is continuing, or would reasonably be expected to result from such payment (on a pro forma basis), the US Borrower may make payments in cash of accrued interest on Subordinated Indebtedness (i) if, after giving pro forma effect thereto, the Fixed Charge Coverage Ratio is equal to or greater than 1.50 to 1.00 or (ii) if such cash payments are paid from the proceeds of the issuance of new Qualified Equity Interests; and

(g) the US Borrower may make payments of accrued interest on Subordinated Indebtedness paid in kind or otherwise by capitalizing the same.

SECTION 9.7 Transactions with Affiliates.  Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the US Borrower or any Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among US Credit Parties not involving any other Affiliate;

(c) transactions between or among Canadian Credit Parties not involving any other Affiliate;

(d) payments of customary fees to directors of the US Borrower and reimbursement of the reasonable out-of-pocket expenses incurred by directors in such capacity;

(e) customary employment and severance arrangements with officers and employees in the ordinary course of business; and

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(f) any transactions permitted by Article IX.

SECTION 9.8 Restrictive Agreements.  Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the US Borrower or any other Credit Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the US Borrower to pay dividends or other distributions with respect to any shares of its capital stock or membership interests or to make or repay loans or advances to the US Borrower or any Subsidiary or to Guarantee Indebtedness of the US Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by any Loan Document and provided further that (x) clauses (a) and (b) above shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Person or asset pending such sale solely to the extent such sale is permitted under Section 9.5, and (y) clause (a) above shall not apply to customary provisions in leases, sublease, licenses or sublicenses and other contracts restricting the assignment thereof and negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 9.1(e) or (j), but solely to the extent such negative pledge or restriction relates to the Property financed by such Indebtedness.

SECTION 9.9 Sale and Leaseback Transactions.  Enter into any arrangement, directly or indirectly, whereby the US Borrower or any of its Subsidiaries shall sell or transfer any Property used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

SECTION 9.10 Hedge Agreements.  Enter into any Hedge Agreement, other than Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the US Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 9.11 Amendments of Other Documents.  Amend, modify or waive any of its rights under (a) any documentation governing any Subordinated Indebtedness or (b) its organizational documents, in each case, in any manner adverse to the Lenders.

SECTION 9.12 Financial Covenants.

(a) Consolidated Leverage Ratio.  As of the last day of any fiscal quarter ending during the periods specified below, permit the Consolidated Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
Closing Date through June 30, 2014	3.75 to 1.00
September 30, 2014	3.50 to 1.00
December 31, 2014 and thereafter	3.25 to 1.00

(b) Consolidated Fixed Charge Coverage Ratio.  As of the last day of any fiscal quarter, permit the Consolidated Fixed Charge Ratio to be less than 1.25 to 1.00.

(c) Asset Coverage Ratio.  Beginning on December 31, 2014, and at any time thereafter, permit the Asset Coverage Ratio to be less than 1.00 to 1.00.

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ARTICLE X

DEFAULT AND REMEDIES

SECTION 10.1 Events of Default.  Each of the following shall constitute an Event of Default:

(a) Default in Payment of Principal of Loans and Reimbursement Obligations.  Any Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default.  Any Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

(c) Misrepresentation.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made.

(d) Default in Performance of Certain Covenants.  Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 8.3, 8.4, 8.13, 8.14, or Article IX (other than Section 9.12(c)).

(e) Default in Performance of Other Covenants and Conditions.  Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the US Borrower and (ii) a Responsible Officer of the US Borrower having obtained knowledge thereof.

(f) Indebtedness Cross-Default.  Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of an amount equal to five percent (5%) of Consolidated Net Worth beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of an amount equal to five percent (5%) of Consolidated Net Worth or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

(g) Change in Control.  Any Change in Control shall occur.

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(h) Voluntary Bankruptcy Proceeding.  Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i) Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j) Failure of Agreements.  Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k) ERISA Events.  The occurrence of a Termination Event.

(l) Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed an amount equal to five percent (5%) of Consolidated Net Worth shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

SECTION 10.2 Remedies.  Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the US Borrower:

(a) Acceleration; Termination of Credit Facility.  Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

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(b) Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the US Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis.  After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the US Borrower.

(c) General Remedies.  Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or any Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or a Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b),

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(c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.4 Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 10.2 or an Event of Default has occurred and is continuing and the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:

(a) with respect to any payment received from or on behalf of, or any net proceeds from the enforcement of the Secured Obligations received from or on behalf of, any US Credit Party (or proceeds from any Collateral owned by any US Credit Party):

First, to payment of that portion of the US Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lenders in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lenders in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the US Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the US Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the US Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding;

Sixth, to the payment of the Canadian Secured Obligations in the order set forth in clause (b) below; and

Last, the balance, if any, after all of the US Secured Obligations and the Canadian Secured Obligations have been indefeasibly paid in full, to the US Borrower or as otherwise required by Applicable Law.

(b) with respect to any payment received from or on behalf of, or any net proceeds from the enforcement of the Secured Obligations received from or on behalf of, any Canadian Credit Party (or proceeds from any Collateral owned by any Canadian Credit Party):

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First, to payment of that portion of the Canadian Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lenders in their capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lenders in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Canadian Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Canadian Secured Obligations constituting accrued and unpaid interest on the Canadian Revolving Credit Loans and the Canadian Swingline Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Canadian Secured Obligations constituting unpaid principal of the Canadian Revolving Credit Loans, Canadian Swingline Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements with Canadian Hedge Banks and Secured Cash Management Agreements with Canadian Cash Management Banks, ratably among the Lenders, the Canadian Hedge Banks and the Canadian Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Canadian Secured Obligations have been indefeasibly paid in full, to the Canadian Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

SECTION 10.6 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b) Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XII

THE ADMINISTRATIVE AGENT

SECTION 11.1 Appointment and Authority.

(a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the US Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions (other than its consent rights set forth in Section 11.6).  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to

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(c) secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 11.2 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the US Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the US Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the US Borrower, a Lender or an Issuing Lender.

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(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4 Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 11.5 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 11.6 Resignation or Removal of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the US Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the US Borrower (and so long as no Event of Default has occurred and is continuing, subject to the consent of the US Borrower, not to be unreasonably withheld) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by

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the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, in consultation with the US Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the US Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the US Borrower (and so long as no Event of Default has occurred and is continuing, subject to the consent of the US Borrower, not to be unreasonably withheld), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and a Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

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SECTION 11.7  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8 No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

SECTION 11.9 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(iii) to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 11.9.  In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9.  In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

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(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10  Secured Hedge Agreements and Secured Cash Management Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Notices.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrowers:

DXP Enterprises, Inc.
7272 Pinemont
Houston, TX  77040
Attention of: Mac McConnell, Senior Vice President, Finance & CFO
Telephone No.:  (713) 996-4897
Facsimile No.:  (713) 996-6570
E-mail:  mmconnel@dxpe.com

With copies to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Ste. 2800
Dallas, TX 75201
Attention of: Courtney S. Marcus
Telephone No.: (214) 855-8000
Facsimile No.: (214) 855-8200

E-mail: cmarcus@fulbright.com

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If to Wells Fargo as

Administrative Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC  28262
Attention of:  Syndication Agency Services
Telephone No.:  (704) 590-2703
Facsimile No.:  (704) 590-3481
Email:  agencyservices.requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association
MAC T0318-060
21 Waterway Avenue, Suite 600
Woodlands, Texas 77380
Attention of:  Thomas F. Caver, III
Telephone No.:  (281) 362-6640
Facsimile No.:  (281) 362-6611
E-mail: cavert@wellsfargo.com

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the

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deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the US Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d) Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Platform.

(i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(g) Private Side Designation.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 12.2 Amendments, Waivers and Consents.  Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:

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(a) increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment (it being understood that a waiver of a mandatory prepayment under Section 4.4(b)(ii) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(d) change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) change Section 4.4(b)(iv) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(f) except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(g) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(h) release (i) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender; or

(i) release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

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(j) provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swingline Lender in addition to the Lenders required above, affect the rights or duties of such Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (v) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

SECTION 12.3 Expenses; Indemnity.

(a) Costs and Expenses.  The Borrowers and each other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of a single United States counsel and a single Canadian counsel (and, if reasonably necessary, a single local counsel in each material relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel to each group of affected parties taken as a whole) for the Administrative Agent, any Issuing Lender and the Lenders, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket

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expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, in each case, promptly following written demand thereof.

(b) Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of a single United States counsel and a single Canadian counsel for all Indemnities taken as a whole (and, if reasonably necessary, a single local counsel in each material relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel to each group of affected Indemnitees similarly situated and taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of, or a material breach of the Loan Documents by, such Indemnitee.  This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or any Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as

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of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto or its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival.  Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 12.4 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, each Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, such Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or such Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, such Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, such Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Lender, each Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, such Swingline Lender or their respective Affiliates may have.  Each Lender, each Issuing Lender and each Swingline Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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SECTION 12.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law.  This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction.  The Borrowers and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, any Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue.  The Borrowers and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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SECTION 12.7  Reversal of Payments.  To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 12.8  Injunctive Relief.  The Borrowers recognize that, in the event the Borrowers fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders.  Therefore, the Borrowers agree that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 12.9 Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 12.10  Successors and Assigns; Participations.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

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          (i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the US Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consents of the Issuing Lenders and the Swingline Lenders shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(v) No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrowers or any of the Borrowers’ respective Subsidiaries or Affiliates or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the US Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lenders and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries, which shall be null and void).

(c) Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in

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the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 12.2 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.9, 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.12(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.11 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with this Credit Facility, (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority (i) purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or (ii) in connection with any examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (c) as to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their respective obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the US Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility; (h) with the consent of the US Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications; or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the US Borrower.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.12 Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 12.13  All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

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SECTION 12.14  Survival.

(a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.15  Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 12.16  Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.17  Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Lender, any Swingline Lender and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement

(b) Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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SECTION 12.18  Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized or otherwise satisfied in a manner acceptable to the applicable Issuing Lender) and the Revolving Credit Commitment has been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.19  USA PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

SECTION 12.20  Independent Effect of Covenants.  The Borrowers expressly acknowledge and agree that each covenant contained in Article IX hereof shall be given independent effect.  Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article IX, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Article IX.

SECTION 12.21  Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the US Borrower or any of its Subsidiaries or further restricts the rights of the US Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 12.22  Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all Loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Revolving Credit Commitment of the Lenders hereunder.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

DXP ENTERPRISES, INC., as US Borrower

By:        /s/Mac McConnell

Name:   Mac McConnell

Title:     Vice President/Finance, Chief Financial Officer and Secretary

DXP CANADA ENTERPRISES LTD., as Canadian Borrower

By:              /s/Mac McConnell

Name:        Mac McConnell

Title:          Chief Financial Officer

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swingline Lender, an Issuing Lender and Lender

By:    /s/Thomas F. Caver, III

Name:    Thomas F. Caver, III

Title:     Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Lender

By:   /s/Gary L. Mingle

Name:    Gary L. Mingle

Title:      Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

COMPASS BANK, dba BBVA COMPASS, as Lender

By: /s/Adrayll Askew

Name: Adrayll Askew

Title: Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

REGIONS BANK, as Lender

By: /s/Larry C. Stephens

Name: Larry C. Stephens

Title: SVP

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY, as Lender

By: /s/Matt McCain

Name: Matt McCain

Title: Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:   /s/Steven Dixon

Name:   Steven Dixon

Title:    Vice President

By:   /s/Joseph Rauhala

Name:     Joseph Rauhala

Title:    Principal Officer

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Lender

By:   /s/Seth Laroche

Name:   Seth Laroche

Title:    Officer

ACKNOWLEDGED BY:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as its Applicable Designee

By:    /s/Michael N. Tam

Name:    Michael N. Tam

Title:    Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

ROYAL BANK OF CANADA, as Lender

By:   /s/Roger G.M. Straathof

Name:    Roger G.M. Straathof

Title:      Vice President, Commercial Financial Services & Energy Services

By:   /s/Karen E. Pitz

Name:    Karen E. Pitz

Title:    Director, Energy Services

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:   /s/Eva Wolod

Name:    Eva Wolod

Title:     Assistant Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

BOKF, NA dba Bank of Texas, as Lender

By:    /s/Marian Livingston

Name:    Marian Livingston

Title:    Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

CADENCE BANK, as Lender

By:   /s/Bill Bobbora

Name:    Bill Bobbora

Title:     Senior Vice President

DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A. (Canada Branch), as Lender

By: /s/Medina Sales de Andrade

Name:  Medina Sales de Andrade

Title:  Vice President

.
DXP Enterprises, Inc.
Amended and Restated Credit Agreement
Signature Page

EXHIBIT A-1

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF US REVOLVING CREDIT NOTE

50885863_4

US REVOLVING CREDIT NOTE

$__________ __________, 20___

FOR VALUE RECEIVED, the undersigned, DXP ENTERPRISES, INC., a Texas corporation (the “US Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($__________) or, if less, the unpaid principal amount of all US Revolving Credit Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this US Revolving Credit Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  All payments of principal and interest on this US Revolving Credit Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This US Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this US Revolving Credit Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this US Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS US REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this US Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this US Revolving Credit Note.  This US Revolving Credit Note may not be assigned except in accordance with the terms of the Credit Agreement.

[This US Revolving Credit Note is issued in substitution for and replacement of, but not repayment or novation of, the US Revolving Credit Note dated June 11, 2012, executed by the US Borrower and payable to the Lender.]

[Signature Page Follows]

Form of US Revolving Credit Note
50885863_4

IN WITNESS WHEREOF, the undersigned has executed this US Revolving Credit Note as of the day and year first above written.

DXP ENTERPRISES, INC.

By:
Name:
Title:

Form of US Revolving Credit Note
50885863_4

EXHIBIT A-2

to

Amended and Restated Credit Agreement

dated as of ___________, 2013

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF CANADIAN REVOLVING CREDIT NOTE

50885863_4

CANADIAN REVOLVING CREDIT NOTE

 __________, 20___

FOR VALUE RECEIVED, the undersigned, DXP CANADA ENTERPRISES LTD., a corporation organized under the laws of British Columbia, Canada (the “Canadian Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Canadian Revolving Credit Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower, the Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Canadian Revolving Credit Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  All payments of principal and interest on this Canadian Revolving Credit Note shall be payable in Canadian Dollars in immediately available funds as provided in the Credit Agreement.

This Canadian Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Canadian Revolving Credit Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Canadian Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS CANADIAN REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Canadian Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Canadian Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Canadian Revolving Credit Note.  This Canadian Revolving Credit Note may not be assigned except in accordance with the terms of the Credit Agreement.

[This Canadian Revolving Credit Note is issued in substitution for and replacement of, but not repayment or novation of, the Canadian Revolving Note dated June 11, 2012, executed by the Canadian Borrower and payable to the Lender.]

[Signature Page Follows]

Form of Canadian Revolving Credit Note
50885863_4

IN WITNESS WHEREOF, the undersigned has executed this Canadian Revolving Credit Note as of the day and year first above written.

DXP CANADA ENTERPRISES LTD.

By:
Name:
Title:

Form of Canadian Revolving Credit Note
50885863_4

EXHIBIT A-3
to
Amended and Restated Credit Agreement
dated as of January 2, 2014
by and among
DXP Enterprises, Inc.,
as US Borrower,
DXP Canada Enterprises Ltd.,
as Canadian Borrower,
the lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF US SWINGLINE NOTE

50885863_4

US SWINGLINE NOTE

$40,000,000 __________, 20___

FOR VALUE RECEIVED, the undersigned, DXP ENTERPRISES, INC., a Texas corporation (the “US Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of FORTY MILLION DOLLARS ($40,000,000) or, if less, the unpaid principal amount of all US Swingline Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this US Swingline Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  US Swingline Loans refunded as US Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the US Borrower as US Revolving Credit Loans pursuant to the US Revolving Credit Notes, and shall not be payable under this US Swingline Note as US Swingline Loans.  All payments of principal and interest on this US Swingline Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This US Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this US Swingline Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this US Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this US Swingline Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this US Swingline Note.  This US Swingline Note may not be assigned except in accordance with the terms of the Credit Agreement.

This US Swingline Note is issued in substitution for and replacement of, but not repayment or novation of, the US Swingline Note dated June 11, 2012, executed by the US Borrower and payable to the Lender.

[Signature Page Follows]

Form of US Swingline Note
50885863_4

IN WITNESS WHEREOF, the undersigned has executed this US Swingline Note as of the day and year first above written.

DXP ENTERPRISES, INC.

By:
Name:
Title:

Form of US Swingline Note
50885863_4

EXHIBIT A-4

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF CANADIAN SWINGLINE NOTE

50885863_4

CANADIAN SWINGLINE NOTE

 __________, 20___

FOR VALUE RECEIVED, the undersigned, DXP CANADA ENTERPRISES LTD., a corporation organized under the laws of British Columbia, Canada (the “Canadian Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Canadian Swingline Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the DXP Enterprises, Inc., a Texas corporation, as US Borrower, the Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Canadian Swingline Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  Canadian Swingline Loans refunded as Canadian Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Canadian Borrower as Canadian Revolving Credit Loans pursuant to the Canadian Revolving Credit Notes, and shall not be payable under this Canadian Swingline Note as Canadian Swingline Loans.  All payments of principal and interest on this Canadian Swingline Note shall be payable in Canadian Dollars in immediately available funds as provided in the Credit Agreement.

This Canadian Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Canadian Swingline Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Canadian Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS CANADIAN SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Canadian Swingline Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Canadian Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Canadian Swingline Note.  This Canadian Swingline Note may not be assigned except in accordance with the terms of the Credit Agreement.

This Canadian Swingline Note is issued in substitution for and replacement of, but not repayment or novation of, the Canadian Swingline Note dated June 11, 2012, executed by the Canadian Borrower and payable to the Lender.

[Signature Page Follows]

Form of Canadian Swingline Note
50885863_4

IN WITNESS WHEREOF, the undersigned has executed this Canadian Swingline Note as of the day and year first above written.

DXP CANADA ENTERPRISES LTD.

By:
Name:
Title:

Form of Canadian Swingline Note
50885863_4

EXHIBIT A-5

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF TERM LOAN NOTE

50885863_4

TERM LOAN NOTE

$__________ __________, 20___

FOR VALUE RECEIVED, the undersigned, DXP ENTERPRISES, INC., a Texas corporation (the “US Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _______________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  All payments of principal and interest on this Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Term Loan Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.  This Term Loan Note may not be assigned except in accordance with the terms of the Credit Agreement.

[This Term Loan Note is issued in substitution for and replacement of, but not repayment or novation of, the Term Loan Note dated June 11, 2012, executed by the US Borrower and payable to the Lender.]

[Signature Page Follows]

Form of Term Loan Note
50885863_4

IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note as of the day and year first above written.

DXP ENTERPRISES, INC.

By:
Name:
Title:

Form of Term Loan Note
50885863_4

EXHIBIT B

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF BORROWING

50885863_4

NOTICE OF BORROWING

Dated as of: _____________

Wells Fargo Bank, National Association,
  as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section [2.3] [4.2] [5.13] of the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The [US][Canadian] Borrower hereby requests that the Lenders make [a US Revolving Credit Loan] [a Canadian Revolving Credit Loan] [a US Swingline Loan] [a Canadian Swingline Loan][the Initial Term Loan][an Incremental Term Loan] to the [US][Canadian] Borrower in the aggregate principal amount of [$] [C$] ___________.  (Complete with an amount in accordance with Section 2.3, Section 4.2 or Section 5.13, as applicable, of the Credit Agreement.)

2.           The [US][Canadian] Borrower hereby requests that such Loan(s) be made on the following Business Day: _____________________.  (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for US Revolving Credit Loans, Canadian Revolving Credit Loans, US Swingline Loans and Canadian Swingline Loans, Section 4.2(a) of the Credit Agreement for the Initial Term Loan or Section 5.13 of the Credit Agreement for an Incremental Term Loan).

3.           The [US][Canadian] Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Rate, as set forth below:

Component of Loan1	Interest Rate	Interest Period (LIBOR Rate only)
[Base Rate] [LIBOR Rate] [Canadian Base Rate] [CDOR Rate]2
4.           The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.           All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

[Signature Page Follows]

1 Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested at LIBOR with an interest period of one month).

2  Complete with (i) the Base Rate or the LIBOR Rate for US Revolving Credit Loans, the Initial Term Loan or any Incremental Term Loan, (ii) Canadian Base Rate or CDOR Rate for Canadian Revolving Credit Loans, (iii) the LIBOR Market Index Rate for US Swingline Loans or (iv) the Canadian Base Rate for Canadian Swingline Loans.

Form of Notice of Borrowing
B-
50885863_4

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

[DXP ENTERPRISES, INC., as US Borrower

By:
Name:
Title:]

[DXP CANADA ENTERPRISES LTD., as Canadian Borrower

By:
Name:
Title:]

Form of Notice of Borrowing
B-
50885863_4

EXHIBIT C

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

50885863_4

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wells Fargo Bank, National Association,
  as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The Administrative Agent is hereby authorized to disburse all proceeds of Loans made to the US Borrower into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

2.           The Administrative Agent is hereby authorized to disburse all proceeds of Loans made to the Canadian Borrower into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

3.           This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

[Signature Page Follows]

C-
50885863_4

IN WITNESS WHEREOF, the undersigned have executed this Notice of Account Designation as of the day and year first written above.

DXP ENTERPRISES, INC., as US Borrower

By:
Name:
Title:

DXP CANADA ENTERPRISES LTD., as Canadian Borrower

By:
Name:
Title:

C-
50885863_4

EXHIBIT D

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

50885863_4

NOTICE OF PREPAYMENT

Dated as of: _____________

Wells Fargo Bank, National Association,
  as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section [2.4(c)] [4.4(a)] of the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The [US][Canadian] Borrower hereby provides notice to the Administrative Agent that it shall prepay the following [Base Rate Loans] [LIBOR Rate Loans] [Canadian Base Rate Loans][CDOR Rate Loan] and/or [loans bearing interest at a rate determined by reference to the LIBOR Market Index Rate]: _______________. (Complete with an amount in accordance with Section 2.4 or Section 4.4 of the Credit Agreement.)

2.           The Loan(s) to be prepaid consist of: [check each applicable box]

           a US Swingline Loan

a Canadian Swingline Loan

a US Revolving Credit Loan

a Canadian Revolving Credit Loan

the Initial Term Loan

an Incremental Term Loan

3.           The [US][Canadian] Borrower shall repay the above-referenced Loans on the following Business Day: _______________.  (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and any US Swingline Loan, (ii) at least one (1) Business Day subsequent to the date of this Notice of Prepayment for any Canadian Revolving Credit Loan and (iii) at least three (3) Business Days subsequent to the date of this Notice of Prepayment for any LIBOR Rate Loan.)

[Signature Page Follows]

D-
50885863_4

IN WITNESS WHEREOF, the undersigned [have] [has] executed this Notice of Prepayment as of the day and year first written above.

[DXP ENTERPRISES, INC., as US Borrower

By:
Name:
Title:]

[DXP CANADA ENTERPRISES LTD., as Canadian Borrower

By:
Name:
Title:]

D-
50885863_4

EXHIBIT E

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

50885863_4

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wells Fargo Bank, National Association,
  as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower, DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The Loan to which this Notice relates is [a US Revolving Credit Loan] [a Canadian Revolving Credit Loan] [the Initial Term Loan] [an Incremental Term Loan]. (Delete as applicable.)

2.           This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

Outstanding principal balance: $______________

Principal amount to be converted: $______________

Requested effective date of conversion:_______________

Requested new Interest Period: _______________

Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance: $______________

Principal amount to be converted: $______________

Last day of the current Interest Period:_______________

Requested effective date of conversion:_______________

Converting all or a portion of a Canadian Base Rate Loan into a CDOR Rate Loan

Outstanding principal balance: $______________

Principal amount to be converted: $______________

Requested effective date of conversion:_______________

Requested new Interest Period: _______________

Converting all or a portion of a CDOR Rate Loan into a Canadian Base Rate Loan

Outstanding principal balance: $______________

Principal amount to be converted: $______________

Last day of the current Interest Period:_______________

Requested effective date of conversion:_______________

Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance: $______________

Principal amount to be continued: $______________

Last day of the current Interest Period:_______________

Requested effective date of continuation:_______________

Requested new Interest Period: _______________

Continuing all or a portion of a CDOR Rate Loan as a CDOR Rate Loan

Outstanding principal balance: $______________

Principal amount to be continued: $______________

Last day of the current Interest Period:_______________

Requested effective date of continuation:_______________

3.           The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

E-
50885863_4

IN WITNESS WHEREOF, the undersigned [have] [has] executed this Notice of Conversion/Continuation as of the day and year first written above.

[DXP ENTERPRISES, INC., as US Borrower

By:
Name:
Title:]

[DXP CANADA ENTERPRISES LTD., as Canadian Borrower

By:
Name:
Title:]

E-
50885863_4

EXHIBIT F

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

50885863_4

OFFICER’S COMPLIANCE CERTIFICATE

Dated as of: _____________

The undersigned, on behalf of DXP Enterprises, Inc. a Texas corporation (the “US Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.           This certificate is delivered to you pursuant to Section 8.2 of the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower” and collectively with the US Borrower, the “Borrowers”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.           I have reviewed the financial statements of the US Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the US Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.           I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the US Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the US Borrower has taken, is taking and proposes to take with respect thereto].

4.           As of the date of this certificate, the Applicable Rate and calculations determining such figures are set forth on the attached Schedule 1, and the US Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 9.12 of the Credit Agreement as shown on such Schedule 1.

5.           The attached Schedule 2 sets forth (a) the names of each Immaterial Subsidiary as of the date of this certificate and (b) calculations demonstrating that, as of the last day of the fiscal quarter set forth in paragraph 2 above, the total assets and total revenues of the Immaterial Subsidiaries, taken as a whole, do not exceed 10% of the Consolidated total assets or 10% of the Consolidated total revenues, respectively, of the US Borrower and its Subsidiaries as of such date.

[Signature Page Follows]

Form of Officer’s Compliance Certificate
50885863_4

WITNESS the following signature as of the day and year first written above.

DXP ENTERPRISES, INC., as US Borrower

By:
Name:
Title:

Form of Officer’s Compliance Certificate
50885863_4

Schedule 1

to

Officer’s Compliance Certificate

Schedule 1 to Form of Officer’s Compliance Certificate
50885863_4

Schedule 2

to

Officer’s Compliance Certificate

Schedule 2 to Form of Officer’s Compliance Certificate
50885863_4

EXHIBIT G

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

50885863_4

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]3 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”).  [It is understood and agreed that the rights and obligations of the Assignees4 hereunder are several and not joint.]5  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrowers:	DXP Enterprises, Inc., as US Borrower and DXP Canada Enterprises Ltd., as Canadian Borrower

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Amended and Restated Credit Agreement dated as of January 2, 2014 among DXP Enterprises, Inc., a Texas corporation, as US Borrower, DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	______________]6

[Remainder of Page Intentionally Left Blank]

3  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

4  Select as appropriate.

5  Include bracketed language if there are multiple Assignees.

6  To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

G-
50885863_4

Effective Date:   _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES:

See Schedules attached hereto

G-
50885863_4

[Consented to and]7  Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent[, Issuing Lender and Swingline Lender]

By:_________________________________
Name:
Title:

ROYAL BANK OF CANADA, as Canadian Swingline Lender

By:_________________________________
Name:
Title:

[___________________________________], as Issuing Lender

By:_________________________________
Name:
Title:

[Consented to:]8

[DXP ENTERPRISES, INC., as US Borrower]

By:________________________________
Name:
Title:

7  To be added only if the consent of the Administrative Agent and/or the Swingline Lenders and Issuing Lenders are required by the terms of the Credit Agreement.  May also use a Master Consent.

8  To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.  May also use a Master Consent.

G-
50885863_4

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned9	Aggregate Amount of Commitment/ Loans for all Lenders10	Amount of Commitment/ Loans Assigned11	Percentage Assigned of Commitment/ Loans12	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]13
[and is an Affiliate/Approved Fund of [identify Lender]14]

By:______________________________
   Title:

9  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

10  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

11  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

12  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

13  Add additional signature blocks, as needed.

14  Select as appropriate.

G-
50885863_4

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 6.1] [Section 8.1]15 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

15  Update as necessary to refer to appropriate Financial Statement delivery Section in Credit Agreement.

G-
50885863_4

EXHIBIT H-1

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN LENDERS)

50885863_4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the US Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the US Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the US Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

H-1-
50885863_4

EXHIBIT H-2

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

50885863_4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of ____________, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the lenders who are or may become party a thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__

50885863_4

EXHIBIT H-3

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANT PARTNERSHIPS)

50885863_4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__

50885863_4

EXHIBIT H-4

to

Amended and Restated Credit Agreement

dated as of January 2, 2014

by and among

DXP Enterprises, Inc.,

as US Borrower,

DXP Canada Enterprises Ltd.,

as Canadian Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDER PARTNERSHIPS)

50885863_4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DXP Enterprises, Inc., a Texas corporation, as US Borrower (the “US Borrower”), DXP Canada Enterprises Ltd., a corporation organized under the laws of British Columbia, Canada, as Canadian Borrower (the “Canadian Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the US Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the US Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the US Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

50885863_4

Schedule 1.1(a)

Consolidated EBITDA

Fiscal Quarter ending September 30, 2011	$25,887,000
Fiscal Quarter ending December 31, 2011	$26,365,000
Fiscal Quarter ending March 31, 2012	$30,675,000

57316179.1

Schedule 1.1(b)

Existing Letters of Credit

Letter of Credit Number	Applicant	Beneficiary	US Dollar Amount	Expiry Date	Currency
NTS589161	DXP Enterprises Inc.	The Travelers Indemnity Company	$100,000.00	04/01/2013	USD
NTS670337	DXP Enterprises Inc (issued in name Quadna Inc.	Black Hills / Colorado Utility Company IPP LLC	$54,124.00	02/15/2013	USD
NTS670334	DXP Enterprises Inc (issued in name Quadna Inc.)	Black Hills / Colorado Electric Utility Company LP	$29,160.00	11/29/2013	USD
NTS671735	DXP Enterprises Inc	Black Hills Colorado IPP LLC	$45,512.80	11/30/2012	USD
IS0001528	DXP Enterprises Inc	Black Hills / Colorado Electric Utility Company LP	$61,604.30	07/29/2013	USD
IS0002276	Quadna a DXP Company	Xstrata Tintaya S.A.	$86,306.80	10/10/2012	USD
IS0010663	DXP Enterprises Inc	Vale Newfoundland & Labrador Limited	$54,575.00	03/30/2013	USD

57316179.1

Schedule 1.1(c)

Commitments and Commitment Percentages

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage	Term Loan Commitment	Term Loan Percentage
Wells Fargo Bank, National Association	$72,692,308.00	32.307692444%	$32,307,692.00	32.307692000%
Regions Bank	$45,000,000.00	20.000000000%	$20,000,000.00	20.000000000%
Bank of America, N.A.	$45,000,000.00	20.000000000%	$20,000,000.00	20.000000000%
Branch Banking and Trust Company	$31,153,846.00	13.846153778%	$13,846,154.00	13.846154000%
U.S. Bank National Association	$31,153,846.00	13.846153778%	$13,846,154.00	13.846154000%
Total	$225,000,000.00	100.000000000%	$100,000,000.00	100.000000000%

57316179.1

Schedule 1.1(d)

Subsidiary Guarantors

US Subsidiary Guarantors

Pump-PMI, LLC
PMI Investment, LLC
PMI Operating Company, Ltd.
Vertex Corporate Holdings, Inc.
Vertex-PFI, Inc.
PFI, LLC
DXP Holdings, Inc.

Canadian Subsidiary Guarantors

Industrial Paramedic Services Ltd.
HSE Integrated Ltd.

57316179.1

Schedule 7.1

Jurisdictions of Organization and Qualification

Name of Entity	Jurisdiction of Formation/ Type of Entity	Jurisdictions Qualified to do Business In
DXP Enterprises, Inc.	Texas corporation	AL, AZ, AR, CA, CO, FL, IA, ID, GA, IA, IN, KS, KY, LA, MA, MD, MI, MN, MO, MT, NC, ND, NE, NJ, NM, NV, NY, OH, OK, PA, SC, SD, TN, UT, VA, WI, WV, WY
Pump-PMI, LLC	Texas limited liability company	TX
PMI Investment, LLC	Delaware limited liability company	DE
PMI Operating Company, Ltd.	Texas limited partnership	TX
Vertex Corporate Holdings, Inc.	Delaware corporation	DE
Vertex-PFI, Inc.	Delaware corporation	DE
PFI, LLC	Rhode Island limited liability company	CA, FL, GA, IL, MA, NC, OH, RI
DXP Holdings, Inc.	Texas corporation	TX
DXP Canada Enterprises Ltd.	British Columbia corporation	Alberta, British Columbia
Industrial Paramedic Services Ltd.	Alberta corporation	Alberta, British Columbia, Saskatchewan
HSE Integrated Ltd.	Alberta corporation	Alberta, British Columbia, Saskatchewan, Manitoba, New Brunswick, Newfoundland, Northwest Territories, Nova Scotia, Ontario, Quebec, Yukon

57316179.1

Schedule 7.2

Subsidiaries and Capitalization

Name of Entity	Number of Shares Authorized	Number of Shares Outstanding	Ownership (% and Holder(s))
DXP Enterprises, Inc.	110,000,000	14,148,110 (as of 4/23/2012)	Public Company
Pump-PMI, LLC	N/A	N/A	100% - DXP Enterprises, Inc.
PMI Investment, LLC	N/A	N/A	100% - DXP Enterprises, Inc.
PMI Operating Company, Ltd.	N/A	N/A	1% - Pump-PMI, LLC (as General Partner) 99% - PMI Investment, LLC (as Limited Partner)
Vertex Corporate Holdings, Inc.	15,000	11,000	100% - DXP Enterprises, Inc.
Vertex-PFI, Inc.	13,000	9,600	100% - Vertex Corporate Holdings, Inc.
PFI, LLC	N/A	N/A	100% - Vertex-PFI, Inc.
DXP Holdings, Inc.	1,000	1,000	100% - DXP Enterprises, Inc.
DXP Canada Enterprises Ltd.	Unlimited Common	100 Common	100% - DXP Enterprises, Inc.
Industrial Paramedic Services Ltd.	Unlimited Classes A, B, C, D, E, F, G and H Shares	200 Class A Shares	100% - DXP Canada Enterprises Ltd.
HSE Integrated Ltd.	Unlimited Common Unlimited Preferred	42,809,707 Common Shares	100% - DXP Canada Enterprises Ltd.

57316179.1

Schedule 7.9

ERISA Plans

PFI, LLC   UNION PENSION PLAN

DXP ENTERPRISES, INC.  401(K) RETIREMENT PLAN

DXP ENTERPRISES, INC . HEALTH INSURANCE PLAN

57316179.1

Schedule 7.13

Labor and Collective Bargaining Agreements

PFI, LLC:

Collective Bargaining Agreement between PFI, LLC and the United Steelworkers AFL-CIO, CLC, Local 16031 relating to approximately 25 employees of PFI, LLC located at PFI’s facility in Attleboro, MA.

HSE Integrated Ltd.:

Industrial Collective Agreement between Construction and General Labourers Local Union #900 and the Saint John Construction Association Incorporated on Behalf of its Accredited Members.

Recognition Agreement between Labourers’ International Union of North America, Construction and General Workers’ Local Union No. 900 (The Union) and 622270 N.B. Inc. (a former subsidiary of HSE Integrated Ltd. that has since been dissolved)

Provincial ICI Collective Agreement between Construction Labour Relations Association of Ontario; Ontario Masonry Contractors Association; Industrial Contractors Association of Canada; Waterproofing Contractors Association of Ontario; Cement Finishing Labour Relations Association and Labourers’ International Union of North America and the Labourers’ International Union of North America, Ontario Provincial District Council, on behalf of its affiliated Local Unions 183, 247, 493, 506, 527, 607, 625, 837 (Hamilton), 1036, 1059, 1081 and 1089 (Sarnia).

Memorandum of Agreement between Labourers’ International Union of North America, Ontario Provincial District Council and HSE Integrated Ltd.

57316179.1

Schedule 7.17

Real Property

1.           LEASED LOCATIONS

SEE LIST ATTACHED

2.           OWNED LOCATIONS

Credit Party	Owned Location Address

PMI Operating Co, Ltd	2708 25th Street Snyder, TX 795500
DXP Enterprises, Inc.	110 Kol Drive Broussard, LA 70518
DXP Enterprises, Inc.	1100 W. Marland Hobbs, N.M. 88240
DXP Enterprises, Inc.	2020 North Loop 12 Irving, TX 75061
DXP Enterprises, Inc.	112 N. 12th Street LaPorte, TX 77571
DXP Enterprises, Inc.	1803 West Cotton Longview, TX 75604
DXP Enterprises, Inc.	109 Lone Star Lane Lufkin, TX 75904
DXP Enterprises, Inc.	320 Timesaver Avenue Harahan, LA 70123
DXP Enterprises, Inc.	3900 West Loop 338 Odessa, TX 79764
DXP Enterprises, Inc.	7272 Pinemont Houston, TX 77040

57316179.1

Schedule 7.18

Litigation

On July 22, 2004, DXP and Ameron International Corporation, DXP’s vendor of fiberglass reinforced pipe, were sued in the Twenty-Fourth Judicial District Court, Parish of Jefferson, State of Louisiana by BP America Production Company regarding the failure of Bondstrand PSX JFC pipe, a recently introduced type of fiberglass reinforced pipe which had been installed on four energy production platforms.  BP American Production Company alleges negligence, breach of contract, breach of warranty and that damages exceed $20 million.  DXP believes the failures were not caused by work performed by DXP.  We intend to vigorously defend these claims.  Our insurance carrier has agreed, under a reservation of rights to deny coverage, to provide a defense against these claims.  The maximum amount of our insurance coverage, if any, is $6 million.  Under certain circumstances, our insurance may not cover this claim.  DXP currently believes the claim is without merit and the possibility of the claim having a material adverse effect on our business, financial condition, cash flows or results of operations is remote.

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Schedule 8.16

Post-Closing Matters

1.
Stock Certificates and Powers.  Within three (3) days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the US Borrower shall have delivered original stock certificates (in each case, together with a stock power) to the Administrative Agent representing the Equity Interests of the following entities:

Name of Issuer	Percentage of Ownership Interests of such Class and Series
DXP Canada Enterprises Ltd.	100% owned by DXP Enterprises, Inc.
Force Engineered Products, Inc.	100% owned by DXP Enterprises, Inc.
Aledco, Inc.	100% owned by DXP Enterprises, Inc.
Quadna, A DXP Company	100% owned by DXP Enterprises, Inc.
HSE Integrated Inc.	100% owned by HSE Integrated Ltd.

2. Deposit Account Control Agreements.  Within thirty (30) days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), each of the Credit Parties identified on Schedule 3.7 to the US Collateral Agreement shall use its commercially reasonable efforts to obtain a duly executed (a) deposit account control agreement, with respect to each applicable deposit account specified therein and (b) securities account control agreement, with respect to the securities account specified therein, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

3. Evidence of Termination of Financing Statements.  Within thirty (30) days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the US Borrower and the Canadian Borrower, as applicable, shall deliver to the Administrative Agent evidence of termination in form and substance reasonably satisfactory to the Administrative Agent of the following financing statements:

Credit Party	Secured Party/ Obligee	Jurisdiction	File Date	File Number	Description / comments
DXP Enterprises, Inc.	Cabot II – TX2M01, TX2W05-W09, LP	Texas	11/7/2011	11-0032604128	Relates to the lease on a small location in Houston, Texas.
DXP Enterprises, Inc.	Citibank NA	Texas	11/30/2011	11-0034823971	This filing is with respect to DXP Enterprises, Inc.’s receivables from Stanley. Stanley is a very small customer with receivables of less than $1,000.
HSE Integrated Ltd.	BNY Trust Company of Canada	Alberta	12/13/2010	10121327047 10121327072	These registrations were made with respect to certain HSE Integrated Ltd. Debentures that are no longer outstanding.
		Ontario	12/13/2010	666536625
		Newfoundland	12/13/2010	8729726
		New Brunswick	12/13/2010	19570399
		Nova Scotia	12/13/2010	17497793
		British Columbia	12/13/2010	909424F
HSE Integrated Inc.	Her Majesty the Queen in the Right of the Province of British Columbia	British Columbia	10/8/2008	634658E	This registration relates to certain provincial sales taxes.

4. Evidence of Payment of Delinquent Fee.  Within thirty (30) days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the Canadian Borrower shall deliver to the Administrative Agent evidence of the payment of HSE Integrated Ltd.’s delinquent 2011 annual registration fees in the Province of Quebec.

5. Estoppel Letters.  Within forty-five (45) days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the Canadian Borrower shall use its commercially reasonable efforts to obtain and deliver estoppel letters to the Administrative Agent duly executed by Ari Financial Services Inc., Jim Peplinski Leasing Inc. and Calmont Leasing Ltd., in each case, in connection with purchase-money security registrations in favor of such parties.

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Schedule 9.1

Existing Indebtedness

Credit Party	Obligee	Date	Original Principal Amount	Description
DXP Enterprises, Inc.	King, Horn, Driver	December, 2002	2,500,000.00	Real Estate Loan
DXP Enterprises, Inc.	D&F Liquidating Inc.	November, 2010	2,342,766.00	Seller Loan
DXP Canada Enterprises, Inc.	Justin Heickl	May, 2012	2,500,000.00	Seller Loan

DXP Enterprises, Inc. has entered into an Unconditional Continuing Guaranty, dated on or about September 10, 2007, in favor of Do It Best Corporation, in respect of the obligations of Precision Industries, Inc. to Do It Best Corp. arising from certain purchasing cooperative transactions.

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Schedule 9.2

Existing Liens

Credit Party	Secured Party/ Obligee	Jurisdiction	File Date	File Number	Description / comments
DXP Enterprises, Inc.	Kansas City Life Insurance Company	Texas	12/11/2002 (continued 11/28/2007)	03-0010659993	Relates to a loan with respect to the headquarters building.
DXP Enterprises, Inc.	Cabot II – TX2M01, TX2W05-W09, LP	Texas	11/7/2011	11-0032604128	Relates to the lease on a small location in Houston, Texas.
DXP Enterprises, Inc.	Citibank NA	Texas	11/30/2011	11-0034823971	This filing is with respect to DXP Enterprises, Inc.’s receivables from Stanley. Stanley is a very small customer with receivables of less than $1,000.
HSE Integrated Ltd.	BNY Trust Company of Canada	Alberta	12/13/2010	10121327047 10121327072	These registrations were made with respect to certain HSE Integrated Ltd. Debentures that are no longer outstanding.
		Ontario	12/13/2010	666536625
		Newfoundland	12/13/2010	8729726
		New Brunswick	12/13/2010	19570399
		Nova Scotia	12/13/2010	17497793
		British Columbia	12/13/2010	909424F
HSE Integrated Inc.	Her Majesty the Queen in the Right of the Province of British Columbia	British Columbia	10/8/2008	634658E	This registration relates to certain provincial sales taxes.

The state of Texas filed a lien against DXP Investments, LLC alleging unpaid sales tax.  DXP Investments pays sales tax each month with the lease payment. Counsel and DXP have previously submitted all information requested by the State.  DXP believes this to be in error and is contesting the lien.

57316179.1

Schedule 9.3

Existing Loans, Advances and Investments

1.	DXP Enterprises, Inc. holds a 50% interest in Global Pump Service and Supply, LLC, aTexas limited liability company (doing business as Certified Equipment Services orCES).

2.	Precision Industries, Inc. owns 20 common shares and 1,110 preferred shares in Do ItBest Corp., an Indiana corporation.

3.	Precision Industries, Inc. owns 5,500 common shares in Mining & Allied Supplies, Plc.

4.	Precision Industries, Inc. owns one share in United Pride, Inc.

5.	DXP Enterprises, Inc. owns 1,754,000 shares Commercial Solutions Inc. –Symbol CSOSF

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